                                                                     Exhibit 4.3


                              COTT BEVERAGES INC.,
                                    as Issuer

                                COTT CORPORATION
                               COTT HOLDINGS INC.
                                 COTT USA CORP.
                                COTT VENDING INC.
                                INTERIM BCB, LLC
                             CONCORD HOLDING GP INC.
                             CONCORD HOLDING LP INC.
                               CONCORD BEVERAGE LP
                                       and
                             Each Newly Acquired or
                     Created Domestic Restricted Subsidiary
                             Of Cott Corporation, as
                                   Guarantors




                      8% SENIOR SUBORDINATED NOTES DUE 2011




                                    INDENTURE




                          Dated as of December 21, 2001




                                HSBC BANK USA, as
                                     Trustee

                                TABLE OF CONTENTS


                                                                                         PAGE
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE ...............................       1
      SECTION 1.1. Definitions .....................................................       1
      SECTION 1.2. Other Definitions ...............................................      18
      SECTION 1.3. Incorporation by Reference of Trust Indenture Act ...............      19
      SECTION 1.4. Rules of Construction ...........................................      19
      SECTION 1.5. One Class Of Securities .........................................      20

ARTICLE II THE NOTES ...............................................................      20
      SECTION 2.1. Form and Dating .................................................      20
      SECTION 2.2. Execution and Authentication ....................................      21
      SECTION 2.3. Registrar and Paying Agent ......................................      22
      SECTION 2.4. Paying Agent to Hold Money in Trust .............................      22
      SECTION 2.5. Holder Lists ....................................................      23
      SECTION 2.6. Transfer And Exchange ...........................................      23
      SECTION 2.7. Replacement Notes ...............................................      36
      SECTION 2.8. Outstanding Notes ...............................................      36
      SECTION 2.9. Treasury Notes ..................................................      36
      SECTION 2.10. Temporary Notes ................................................      37
      SECTION 2.11. Cancellation ...................................................      37
      SECTION 2.12. Defaulted Interest .............................................      37
      SECTION 2.13. CUSIP Numbers ..................................................      37

ARTICLE III REDEMPTION AND PREPAYMENT ..............................................      38
      SECTION 3.1. Notices To Trustee ..............................................      38
      SECTION 3.2. Selection of Notes to be Redeemed ...............................      38
      SECTION 3.3. Notice of Redemption ............................................      38
      SECTION 3.4. Effect of Notice of Redemption ..................................      39
      SECTION 3.5. Deposit of Redemption Price .....................................      39
      SECTION 3.6. Notes Redeemed in Part ..........................................      40
      SECTION 3.7. Optional Redemption .............................................      40
      SECTION 3.8. Mandatory Redemption ............................................      41
      SECTION 3.9. Offer to Purchase by Application of Excess Proceeds. ............      41

ARTICLE IV COVENANTS ...............................................................      42
      SECTION 4.1. Payment of Notes ................................................      42
      SECTION 4.2. Maintenance of Office or Agency .................................      43
      SECTION 4.3. Reports .........................................................      43
      SECTION 4.4. Compliance Certificate ..........................................      44
      SECTION 4.5. Taxes ...........................................................      45
      SECTION 4.6. Stay, Extension and Usury Laws ..................................      45
      SECTION 4.7. Restricted Payments .............................................      45

      SECTION 4.8. Dividend and Other Payment Restrictions Affecting Restricted
                     Subsidiaries ..................................................      48
      SECTION 4.9. Incurrence of Indebtedness and Issuance of Preferred Stock ......      50
      SECTION 4.10. Asset Sales ....................................................      52
      SECTION 4.11. Transactions With Affiliates ...................................      53
      SECTION 4.12. Liens ..........................................................      54
      SECTION 4.13. Business Activities ............................................      54
      SECTION 4.14. Corporate Existence ............................................      54
      SECTION 4.15. Offer to Repurchase Upon Change of Control Triggering Event ....      55
      SECTION 4.16. No Senior Subordinated Debt ....................................      56
      SECTION 4.17. Additional Subsidiary Guarantees ...............................      56
      SECTION 4.18. Payments for Consent ...........................................      56
      SECTION 4.19. Sale and Leaseback Transactions ................................      56

ARTICLE V SUCCESSORS ...............................................................      57
      SECTION 5.1. Merger, Consolidation, or Sale or Lease of Assets ...............      57
      SECTION 5.2. Successor Corporation Substituted ...............................      58

ARTICLE VI EVENTS OF DEFAULT .......................................................      58
      SECTION 6.1. Events of Default ...............................................      58
      SECTION 6.2. Acceleration ....................................................      60
      SECTION 6.3. Other Remedies ..................................................      61
      SECTION 6.4. Waiver of Past Defaults .........................................      61
      SECTION 6.5. Control by Majority .............................................      62
      SECTION 6.6. Limitation on Suits .............................................      62
      SECTION 6.7. Rights of Holders of Notes to Receive Payment ...................      62
      SECTION 6.8. Collection Suit By Trustee ......................................      62
      SECTION 6.9. Trustee May File Proofs of Claim ................................      63
      SECTION 6.10. Priorities .....................................................      63
      SECTION 6.11. Undertaking for Costs ..........................................      64

ARTICLE VII TRUSTEE ................................................................      64
      SECTION 7.1. Duties of Trustee ...............................................      64
      SECTION 7.2. Rights of Trustee ...............................................      65
      SECTION 7.3. Individual Rights of Trustee ....................................      66
      SECTION 7.4. Trustee's Disclaimer ............................................      66
      SECTION 7.5. Notice of Defaults ..............................................      66
      SECTION 7.6. Reports by Trustee to Holders of The Notes ......................      67
      SECTION 7.7. Compensation and Indemnity ......................................      67
      SECTION 7.8. Replacement of Trustee ..........................................      68
      SECTION 7.9. Successor Trustee by Merger, etc. ...............................      69
      SECTION 7.10. Eligibility; Disqualification ..................................      69
      SECTION 7.11. Preferential Collection of Claims Against Issuer ...............      69
      SECTION 7.12. Other Capacities ...............................................      69

ARTICLE VIII DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE ...................      70

      SECTION 8.1. Option to Effect Legal Defeasance or Covenant Defeasance;
                   Discharge .......................................................      70
      SECTION 8.2. Legal Defeasance and Discharge ..................................      71
      SECTION 8.3. Covenant Defeasance .............................................      71
      SECTION 8.4. Conditions to Legal or Covenant Defeasance ......................      72
      SECTION 8.5. Deposited Money and Government Securities to be Held in Trust;
                   Other Miscellaneous Provisions ..................................      73
      SECTION 8.6. Repayment to Issuer .............................................      74
      SECTION 8.7. Reinstatement ...................................................      74

ARTICLE IX AMENDMENT, SUPPLEMENT AND WAIVER ........................................      74
      SECTION 9.1. Without Consent of Holders of Notes .............................      74
      SECTION 9.2. With Consent of Holders of Notes ................................      75
      SECTION 9.3. Compliance With Trust Indenture Act .............................      77
      SECTION 9.4. Revocation and Effect of Consents ...............................      77
      SECTION 9.5. Notation on or Exchange of Notes ................................      77
      SECTION 9.6. Trustee to Sign Amendments, etc. ................................      77

ARTICLE X SUBORDINATION ............................................................      78
      SECTION 10.1. Agreement to Subordinate .......................................      78
      SECTION 10.2. Certain Definitions ............................................      78
      SECTION 10.3. Liquidation; Dissolution; Bankruptcy ...........................      78
      SECTION 10.4. Default on Designated Senior Debt ..............................      78
      SECTION 10.5. Acceleration of Securities .....................................      79
      SECTION 10.6. When Distribution Must Be Paid Over ............................      79
      SECTION 10.7. Notice by Issuer ...............................................      80
      SECTION 10.8. Subrogation ....................................................      80
      SECTION 10.9. Relative Rights ................................................      80
      SECTION 10.10. Subordination May Not Be Impaired by Issuer Or Guarantors .....      81
      SECTION 10.11. Distribution or Notice to Representative ......................      81
      SECTION 10.12. Article X Not To Prevent Events of Default or Limit Right
                     To Accelerate .................................................      81
      SECTION 10.13. Rights of Trustee and Paying Agent ............................      81
      SECTION 10.14. Authorization to Effect Subordination .........................      82
      SECTION 10.15. Amendments ....................................................      82
      SECTION 10.16. Trustee's Compensation Not Prejudiced .........................      82

ARTICLE XI GUARANTEEs ..............................................................      82
      SECTION 11.1. Unconditional Guarantees .......................................      82
      SECTION 11.2. Severability ...................................................      83
      SECTION 11.3. Limitation of Guarantor's Liability ............................      83
      SECTION 11.4. Contribution ...................................................      83
      SECTION 11.5. Additional Subsidiary Guarantees ...............................      83
      SECTION 11.6. Subordination of Subrogation and Other Rights ..................      84
      SECTION 11.7. Additional Amounts .............................................      84

ARTICLE XII SUBORDINATION OF GUARANTEEs ............................................      84

      SECTION 12.1. Agreement to Subordinate. ......................................      84
      SECTION 12.2. Certain Definitions ............................................      85
      SECTION 12.3. Liquidation; Dissolution; Bankruptcy ...........................      85
      SECTION 12.4. Default on Designated Senior Debt ..............................      85
      SECTION 12.5. Acceleration of Securities .....................................      86
      SECTION 12.6. When Distribution Must Be Paid Over ............................      86
      SECTION 12.7. Notice by the Guarantors .......................................      87
      SECTION 12.8. Subrogation ....................................................      87
      SECTION 12.9. Relative Rights ................................................      87
      SECTION 12.10. Subordination May Not Be Impaired by Guarantors ...............      87
      SECTION 12.11. Distribution or Notice to Representative ......................      88
      SECTION 12.12. Article XII Not To Prevent Events of Default or Limit Right
                     To Accelerate .................................................      88
      SECTION 12.13. Rights of Trustee and Paying Agent ............................      88
      SECTION 12.14. Authorization to Effect Subordination .........................      88
      SECTION 12.15. Amendments ....................................................      89
      SECTION 12.16. Trustee's Compensation Not Prejudiced .........................      89

ARTICLE XIII MISCELLANEOUS .........................................................      89
      SECTION 13.1. Trust Indenture Act Controls ...................................      89
      SECTION 13.2. Notices ........................................................      89
      SECTION 13.3. Communication by Holders of Notes With Other Holders Of Notes ..      90
      SECTION 13.4. Certificate and Opinion as to Conditions Precedent .............      90
      SECTION 13.5. Statements Required in Certificate or Opinion ..................      91
      SECTION 13.6. Rules by Trustee and Agents ....................................      91
      SECTION 13.7. No Personal Liability of Directors, Officers, Employees and
                     Shareholders ..................................................      91
      SECTION 13.8. Governing Law ..................................................      91
      SECTION 13.9. Submission to Jurisdiction; Waiver of Immunities ...............      92
      SECTION 13.10. Conversion of Currency ........................................      92
      SECTION 13.11. Currency Equivalent ...........................................      93
      SECTION 13.12. Severability ..................................................      93
      SECTION 13.13. Counterpart Originals .........................................      93
      SECTION 13.14. Table of Contents, Headings, Etc. .............................      93


EXHIBITS

A-1     Form of Global Note
A-2     Form of Regulation S Temporary Global Note
B       Form of Certificate of Transfer
C       Form of Certificate of Exchange
D       Form of Supplemental Indenture

                             CROSS-REFERENCE TABLE*


Trust Indenture Act Section                                   Indenture Section
310(a)(1)..................................................          7.10
   (a)(2)..................................................          7.10
   (a)(3)..................................................          N.A.
   (a)(4)..................................................          N.A.
   (a)(5)..................................................          7.10
   (i)(b)..................................................          7.10
   (ii)(c).................................................          N.A.
311(a).....................................................          7.11
   (b).....................................................          7.11
   (iii)(c)................................................          N.A.
312(a).....................................................          2.5
   (b)(5)..................................................         13.3
   (iv)(c).................................................         13.3
313(a).....................................................          7.6
   (b)(1)..................................................         10.3
   (b)(2)..................................................          7.7
   (v)(c)..................................................          7.6
                                                                    13.2
   (v)(d)..................................................          7.6
314(a).....................................................          4.3
                                                                    13.2
   (c)(1)..................................................         13.4
   (c)(2)..................................................         13.4
   (c)(3)..................................................          N.A.
   (vi)(e).................................................         13.5
   (f).....................................................          N.A.
315(a).....................................................          7.1
   (b).....................................................          7.5
                                                                    13.2
   (B)(c)..................................................          7.1
   (d).....................................................          7.1
   (e).....................................................          6.11
316(a)(last sentence)......................................          2.9
   (a)(1)(A)...............................................          6.5
   (a)(1)(B)...............................................          6.4
   (a)(2)..................................................          N.A.
   (b).....................................................          6.7
   (C)(c)..................................................          2.12
317(a)(1)..................................................          6.8
   (a)(2)..................................................          6.9
   (b).....................................................          2.2

318(a).....................................................         13.1
   (b)....................................................           N.A.
   (c).....................................................         13.1


N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

            INDENTURE dated as of December 21, 2001 among COTT BEVERAGES INC., a Georgia corporation (the "Issuer"), the Guarantors (as defined herein) identified on the signature pages hereto and HSBC BANK USA, as trustee (the "Trustee").

            The Issuer, the Guarantors and the Trustee agree as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the 8% Senior Subordinated Notes due 2011 and the 8% Senior Subordinated Notes due 2011 if and when issued in the Exchange Offer (collectively, the "Notes"):

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.1. Definitions

            "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "Additional Notes" means up to $225.0 million in aggregate principal amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.2 and 4.9 hereof.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

            "Agent" means any Registrar, Paying Agent, co-registrar, authenticating agent or securities custodian.

            "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

            "Asset Sale" means: (i) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Cott and its Restricted Subsidiaries taken as a whole will be governed by
Section 4.15 and/or Section 5.1 and not by Section 4.10; and (ii) the issuance of Equity Interests in any of Cott's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales: (i) any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million; (ii) a transfer of assets between or among Cott and its Restricted Subsidiaries; (iii) an issuance of Equity Interests by a Restricted Subsidiary to Cott or to another Restricted Subsidiary; (iv) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business or that is worn out, obsolete or damaged or no longer used or useful in the business; (v) the sale or other disposition of cash or Cash Equivalents and other current assets;
(vi) a Restricted Payment or Permitted Investment that is permitted by Section 4.7, (vii) any disposition of assets in exchange for assets of comparable fair market value that are used or usable in any Permitted Business, provided that
(x) if the fair market value of the assets so disposed of, in a single transaction or in a series of related transactions, is in excess of $10.0 million, such transaction shall be approved by the Board of Directors, (y) if the fair market value of the assets so disposed of, in a single transaction or in a series of related transactions, is in excess of $25.0 million, Cott shall obtain an opinion or report from an independent financial advisor confirming that the assets received by Cott and the Restricted Subsidiaries in such exchange have a fair market value of at least the fair market value of the assets so disposed and (z) any cash or Cash Equivalents received by Cott or a Restricted Subsidiary in connection with such exchange (net of any transaction costs of the type deducted under the definition of "Net Proceeds") shall be treated as Net Proceeds of an Asset Sale and shall be applied in the manner set forth in Section 4.10; (viii) licenses of intellectual property that are in furtherance of, or integral to, other business transactions entered into by Cott or a Restricted Subsidiary entered into in the ordinary course of business; and
(ix) like-kind property exchanges pursuant to Section 1031 of the Internal Revenue Code.

            "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

            "Board of Directors" means (i) with respect to a corporation, the board of directors of the corporation; (ii) with respect to a partnership, the board of directors of any corporate general partner of such partnership; and
(iii) with respect to any other Person, the board or committee of such Person serving a similar function.

            "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person or the general partner, in the case of a limited partnership, of such Person (or, if such Person is a partnership, one of its general partners) to have been duly adopted by the Board of Directors of such Person or the general partner, in the case of a limited partnership, of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.




            "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

            "Business Day" means any day other than a Legal Holiday.

            "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

            "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

            "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and at least a rating of "A" or equivalent thereof by Moody's or a rating of "A" or equivalent thereof by S&P, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition, (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition; and (vii) investments of a nature similar to the foregoing in countries other than the United States where Cott or its Restricted Subsidiaries are then doing business; provided that references to the U.S. Government shall be deemed to mean foreign countries having a sovereign rating of "A" or better from either Moody's or S&P.

            "Change of Control" means the occurrence of any of the following:
(i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Cott and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of Cott or the Issuer; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) any "person" (as defined above) other than the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of Cott, measured by voting power rather than number of shares and (B) the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate, a lesser percentage of the Voting Stock of Cott, measured by voting power rather than number of shares, than such other person;
(iv) the first day on which a majority of the members of the Board of Directors of Cott are not Continuing Directors; or (v) Cott consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Cott, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Cott or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Cott outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person or a Person of which the surviving or transferee Person is a wholly-owned Subsidiary constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person or a Person of which the surviving or transferee Person is a wholly-owned Subsidiary (immediately after giving effect to such issuance).

            "Change of Control Triggering Event" means both the occurrence of a Change of Control and a Rating Decline.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commission" means the United States Securities and Exchange Commission.

            "Cott" means Cott Corporation, a Canadian company and a Guarantor of the Notes, and its successors.

            "Clearstream" means Clearstream Banking, S.A., and its successors.

            "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:
(i) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus
(ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit (excluding charges included in cost of goods sold or selling, general and administrative expenses in connection with worker's compensation or the export of products) or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus (v) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

            "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person; (ii) the Net Income of any Restricted Subsidiary of Cott other than the Issuer will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than due to restrictions contained in Credit Facilities of any such Restricted Subsidiary permitted under clause (m) of Section 4.8 that limit but do not absolutely prohibit the payment of dividends or similar distributions); (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; (iv) the cumulative effects of changes in accounting principles will be excluded; (v) any non-cash write-up or non-cash write-down of assets (including deferred assets and excluding any such non-cash write-up or non-cash write-down to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization or a prepaid cash expense that was paid in a prior period) will be excluded (but solely to the extent that this adjustment to Consolidated Net Income is used to determine whether Cott or a Restricted Subsidiary may make Investments pursuant to clause (c) of the first paragraph of
Section 4.7); and (vi) any redemption premiums paid on the Refinanced Notes will be excluded.

            "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Cott who: (i) was a member of such Board of Directors on the date of this Indenture; or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.2 hereof or such other address as to which the Trustee may give notice to the Issuer.

            "Credit Agreement" means that certain Credit Agreement, dated as of July 19, 2001 as amended as of December 13, 2001 and as further amended as of December 20, 2001, by and among Cott, the Issuer and Lehman Brothers Inc., First Union National Bank, Bank of Montreal and Lehman Commercial Paper Inc., providing for up to $175.0 million of borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time including any amendment, modification, renewal, refinancing, that increases the amount of credit available thereunder.

            "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

            "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

            "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

            "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

            "Designated Senior Debt" means: (i) any Indebtedness outstanding from time to time under the Credit Agreement; and (ii) any other Senior Debt permitted under this Indenture, the principal amount of which is $25.0 million or more and that has been designated by the Issuer as "Designated Senior Debt" in an Officers' Certificate delivered to the Trustee.

            "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Cott or the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Cott or the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.7"

            "Domestic Subsidiary" means any Restricted Subsidiary of Cott other than Cott Investments LLC that was formed under the laws of the United States or any state of the United States or the District of Columbia.

            "Eligible Inventory" means, with respect to any Person, Inventory (net of reserves for slow moving inventory) consisting of finished goods held for sale in the ordinary course of such Person's business, that are located at such Person's premises and replacement parts and accessories inventory located at such Person's premises. Eligible Inventory shall not include obsolete items, work-in-process, spare parts, supplies used or consumed in such Person's business, Inventory subject to a security interest or lien in favor of any non-Affiliate other than the administrative agent under the Credit Agreement, bill and hold goods, defective goods, if non-salable, "seconds," and Inventory acquired on consignment.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and its successors.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

            "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Equity Offering" means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by Cott or the Issuer after the date of this Indenture.

            "Existing Indebtedness" means Indebtedness of Cott and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

            "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of: (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit (excluding charges included in the cost of goods sold or selling, general and administrative expenses other than in connection with worker's compensation or the export of products) or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus (iv) the product of (a) all dividends, whether paid or accrued, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to Cott or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP. Fixed Charges shall exclude, however, any premiums, penalties, fees and expenses (and any amortization thereof) payable in connection with the offering of the notes, or the prepayment of the Refinanced Notes. In addition, any payments of interest or related expenses relating to the Refinanced Notes once the same have been discharged shall be excluded.

            "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage
Ratio: (i) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

            "Foreign Restricted Subsidiary" means any Restricted Subsidiary of Cott other than a Domestic Subsidiary.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

            "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.1, 2.6(b)(iv), 2.6(d)(ii) or 2.6(f) hereof.

            "Global Note Legend" means the legend set forth in Section 2.6(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

            "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

            "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

            "Guarantee Agreement" means, the supplemental indenture, in the form of Exhibit D hereto, executed and delivered to the Trustee pursuant to which each Guarantor created or acquired after the date of this Indenture will guarantee payment of the Notes.

            Guarantors" means each of: (i) Cott; and (ii) Cott Holdings Inc., Cott USA Corp., Cott Vending Inc., Interim BCB, LLC, Concord Holding GP Inc., Concord Holding LP Inc. and Concord Beverage LP; and (iii) any other Subsidiary of Cott that executes a Guarantee in accordance with the provisions of this Indenture; and their respective successors and assigns.

            "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and consistent with past practices and not for speculative purposes under: (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; (ii) foreign exchange contracts and currency protection agreements entered into with one of more financial institutions is designed to protect the person or entity entering into the agreement against fluctuations in interest rates or currency exchanges rates with respect to Indebtedness incurred and not for purposes of speculation; (iii) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that entity at the time; and (iv) other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency exchange rates.

            "Holder" means a Person in whose name a Note is registered.

            "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent: (i) in respect of borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) in respect of banker's acceptances; (iv) representing Capital Lease Obligations; (v) representing the balance deferred and unpaid of the purchase price of any property which is due more than 6 months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable arising in the ordinary course of business; or (vi) representing any Hedging Obligations; if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date will be: (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and (ii) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

            "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

            "Initial Notes" means $275.0 million in aggregate principal amount of Notes issued under this Indenture on the date hereof.

            "Inventory" means, with respect to any Person, all inventory in which such Person has any interest, including goods held for sale and all of such Person's raw materials (but excluding any hazardous materials), work in process, finished goods, packing and shipping materials, and raw and packaging materials, wherever located, and any documents of title representing any of the above.

            "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Cott or any Restricted Subsidiary of Cott sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Cott such that, after giving effect to any such sale or disposition, such Person is no longer a

Subsidiary of Cott, Cott will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the third to last paragraph of Section 4.7. The acquisition by Cott or any Restricted Subsidiary of Cott of a Person that holds an Investment in a third Person will be deemed to be an Investment by Cott or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the third to last paragraph of Section 4.7.

            "Issuer" has the meaning assigned to it in the preamble to this Indenture.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

            "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction).

            "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (i) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and (ii) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

            "Net Proceeds" means the aggregate cash proceeds received by Cott or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

            "New Notes" means the Issuer's 8% Senior Subordinated Notes due 2011 issued by the Issuer pursuant to the Exchange Offer.

            "Non-Recourse Debt" means Indebtedness: (i) as to which neither Cott nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of Cott or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Cott or any of its Restricted Subsidiaries.

            "Non-US. Person" means a Person who is not a U.S. Person.

            "Note Guarantees" means the Guarantees of the Obligations of the Issuer with respect to the Notes by the Guarantors and includes (i) Guarantees in this Indenture and (ii) each guarantee executed by any Restricted Subsidiary of the Issuer pursuant to the provisions of Section 11.5 of this Indenture.

            "Notes" has the meaning assigned to it in the preamble to this Indenture.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Offering" means the offering of the Initial Notes by the Issuer.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President or any Assistant Secretary of such Person.

            "Officers' Certificate" means a certificate signed on behalf of any Person by either the principal executive officer or the principal financial officer, the treasurer or the principal accounting officer of such Person that meets the requirements of Section 13.5 hereof.

            "144A Global Note" means a global note in the form of Exhibit A-l hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section
13.5 hereof. The counsel may be an employee of or counsel to the Issuer, Cott, any Subsidiary of the Issuer, any Subsidiary of Cott or the Trustee.

            "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

            "Permitted Business" means the lines of business conducted by Cott and of its Restricted Subsidiaries on the date hereof and any business incidental or reasonably related thereto including, without limitation, all beverage businesses or which is a reasonable extension thereof as determined in good faith by the Board of Directors of Cott and set forth in an Officers' Certificate delivered to the Trustee.

            "Permitted Holders" means (i) any or all of THL Equity Advisors IV, LLC, Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P., Thomas H. Lee Foreign Fund IV-B, L.P., 1997 Thomas H. Lee Nominee Trust, THL Coinvestors III-A, LLC, THL Coinvestors III-B, LLC, Thomas H. Lee Charitable Investment Partnership, L.P., Thomas H. Lee Company and THL-CCI Limited Partnership or any Affiliates of any of the foregoing, any beneficiaries of the 1997 Thomas H. Lee Nominee Trust and Paine Webber Capital and PW Partners 1997 L.P. and (ii) the estate of Gerald N. Pencer, Nancy Pencer, any one or more of the lineal descendants of Nancy Pencer and/or their spouses, any trust established solely for the benefit of any one or more of such persons, or a partnership in which all of the equity interests are owned by any one or more of such persons or a corporation wholly owned by any one or more of such persons, and each of their respective Affiliates and Associates (as such term is defined in Rule 405 under the Securities Act) and any charitable trust of which Nancy Pencer is a trustee, in each case at the time of determination.

            "Permitted Investments" means: (i) any Investment in Cott or in a Restricted Subsidiary of Cott; (ii) any Investment in Cash Equivalents; (iii) any Investment by Cott or any Subsidiary of Cott in a Person, if as a result of such Investment: (a) such Person becomes a Restricted Subsidiary of Cott; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Cott or a Restricted Subsidiary of Cott; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10; (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Cott; (vi) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; (vii) Hedging Obligations permitted to be incurred under Section 4.9; (viii) transactions permitted under clause (vii) of the definition of "Asset Sale"; (ix) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (ix) that are at the time outstanding not to exceed $60.0 million; and (x) loans, advances and guarantees to or in favor of co-packers and other suppliers to assist them, by making plant improvements or purchasing materials or equipment or otherwise, in meeting production requirements of Cott or its Subsidiaries in an amount not to exceed $20.0 million outstanding at any one time.

            "Permitted Junior Securities" means: (i) Equity Interests in the Issuer or any Guarantor; or (ii) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Debt under this Indenture.

            "Permitted Refinancing Indebtedness" means any Indebtedness of Cott or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Cott or any of its Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by Cott, the Issuer, a Guarantor or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

            "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such person over the holder of the other Capital Stock issued by such Person.

             "Private Placement Legend" means the legend set forth in Section 2.6(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            Rating Agencies" means (i) S&P and (ii) Moody's and (iii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized United States securities rating agency or agencies, as the case may be, selected by Cott, which shall be substituted for S&P or Moody's or both, as the case may be.

            "Rating Category" means (i) with respect to S&P, any of the following categories: A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations with Rating Categories (+ and -, for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

            "Rating Date" means the date which is 90 days prior to the earlier of (x) a Change of Control and (y) public notice of the occurrence of a Change of Control or of the intention by Cott, the Issuer or any Person to effect a Change of Control.

            "Rating Decline" means the decrease (as compared with the Rating
Date) by one or more gradations (including gradations within Rating Categories) of the rating of the Notes by either Rating Agency on, or within six months after, the date of public notice of the occurrence of a Change of Control or of the intention by Cott, the Issuer or any Person to effect a Change of Control (which period shall be extended for so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that in the event the Notes are not rated by two Rating Agencies at the time a Change of Control occurs, a Rating Decline shall be deemed to have occurred.

            "Refinanced Notes" means the outstanding 9-3/8% Senior Notes Due 2005 issued pursuant to an indenture, dated as of June 27, 1995, between Cott and The Bank of New York, as trustee, and 8-1/2% Senior Notes Due 2007 issued pursuant to an indenture, dated as of June 16, 1997, between Cott and Marine Midland Bank, as trustee.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 21, 2001, by and among the Issuer, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

             "Regulation S" means Regulation S promulgated under the Securities Act.

            "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

            "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

            "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

            "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Period" means the 40-day restricted period as defined in Regulation S.

            "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

            "Rule 144" means Rule 144 promulgated under the Securities Act.

            "Rule 144A" means Rule 144A promulgated under the Securities Act.

            "Rule 903" means Rule 903 promulgated under the Securities Act.

            "Rule 904" means Rule 904 promulgated under the Securities Act.

            "Securities" means the Notes and the Guarantees issued under this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Debt" means: (i) all Indebtedness of the Issuer or any Guarantor outstanding from time to time under Credit Facilities and all Hedging Obligations with respect thereto; (ii) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Guarantee; and (iii) all Obligations with respect to the items listed in the preceding clauses (i) and (ii). Notwithstanding anything to the contrary in the preceding, Senior Debt will not include: (i) any liability for federal, state, local or other taxes owed or owing by Cott, the Issuer or any other Guarantor;
(ii) any intercompany Indebtedness of Cott, the Issuer or any other Guarantor to any Subsidiary or any of its Affiliates; (iii) any trade payables; or (iv) the portion of any Indebtedness that is incurred in violation of this Indenture; provided that Indebtedness under the Credit Agreement will not cease to be Senior Debt if borrowed based on a written certification (which can be included in a borrowing request) from an officer of the borrower to the effect that such Indebtedness was permitted by the indenture to be incurred.

             "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

             "S&P" means Standard & Poor's Ratings Group and its successors.

            "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "Subordinated Obligations" means any Indebtedness of the Issuer that is expressly subordinated or junior in right of payment to the Notes.

            "Subsidiary" means, with respect to any specified Person: (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

             "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

            "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

            "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

            "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, that is deposited with or on behalf of and registered in the name of the Depositary, and that does not bear the Private Placement Legend.

            "Unrestricted Subsidiary" means (a) Northeast Finco Inc., (b) any Subsidiary of an Unrestricted Subsidiary and (c) any Subsidiary of Cott (other than the Issuer or any successor to the Issuer) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with Cott or any Restricted Subsidiary of Cott unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Cott or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Cott; (iii) is a Person with respect to which neither Cott nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Cott or any of its Restricted Subsidiaries; and (v) has at least one director on its Board of Directors that is not a director or executive officer of Cott or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Cott or any of its Restricted Subsidiaries.

            "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

            "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

SECTION 1.2.      Other Definitions

                                                                   Defined in
       Term                                                          Section
       "Affiliate Transaction"                                             4.11
       "Asset Sale Offer"                                                  4.10
       "Authentication Order"                                               2.2
       "Change of Control Offer"                                           4.15
       "Change of Control Payment"                                         4.15
       "Change of Control Payment Date"                                    4.15
       "Covenant Defeasance"                                                8.3
       "Designated Senior Debt"                                            10.2
       "DTC"                                                                2.3

       "Event of Default"                                                   6.1
       "Excess Proceeds"                                                   4.10
       "Funding Guarantor"                                                 11.4
       "incur"                                                              4.9
       "Legal Defeasance"                                                   8.2
       "Offer Amount"                                                       3.9
       "Offer Period"                                                       3.9
       "Pari Passu Notes"                                                  4.10
       "Paying Agent"                                                       2.3
       "Payment Blockage Notice"                                           10.4
       "Payment Default"                                                    6.1
       "Permitted Debt"                                                     4.9
       "Permitted Junior Securities"                                       10.2
       "Purchase Date"                                                      3.9
       "Registrar"                                                          2.3
       "Representative"                                                    10.2
       "Restricted Payments"                                                4.7
       "Senior Debt"                                                       10.2


            SECTION 1.3. Incorporation by Reference of Trust Indenture Act

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes and the Note Guarantees;

            "indenture security holder" means a Holder of a Security;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
and

            "Obligor" on the indenture securities means the Issuer, the Guarantors and any successor obligor upon the indenture securities.

            All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

            SECTION 1.4. Rules of Construction

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) provisions apply to successive events and transactions; and

            (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

            SECTION 1.5. One Class Of Securities

            The Initial Notes, the Additional Notes and the New Notes shall vote and consent together on all matters as one class and none of the Initial Notes, the Additional Notes or the New Notes shall have the right to vote or consent as a separate class on any matter.

                                   ARTICLE II

                                    THE NOTES

            SECTION 2.1. Form and Dating

            (a) General.

            The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

            The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b) Global Notes.

            Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-l attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian of the Notes (the "Note Custodian"), at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.6 hereof.

            (c) Temporary Global Notes.

            Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.6(a)(ii) hereof), and (ii) an Officers' Certificate from the Issuer directing the Trustee to authenticate and deliver the Regulation S Permanent Global Note. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

            (d) Euroclear, Clearstream Procedures Applicable.

            The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

            SECTION 2.2. Execution and Authentication

            Two Officers shall sign the Notes for the Issuer by manual or facsimile signature. The Issuer's seals, if any, shall be reproduced on the Notes and may be in facsimile form.

            If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

            A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall, upon a written order of the Issuer signed by two Officers of the Issuer (an "Authentication Order"), authenticate Initial Notes and New Notes for original issue up to the aggregate principal amount of $500,000,000. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof.

            The Trustee may (at the expense of the Issuer) appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer and has the same protections under Article VII herein.

            SECTION 2.3. Registrar and Paying Agent

            The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer, any of its wholly-owned Subsidiaries or any Guarantor may act as Paying Agent or Registrar.

            The Issuer initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

            The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

            SECTION 2.4. Paying Agent to Hold Money in Trust

            The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a wholly-owned Subsidiary) shall have no further liability for the money. If the Issuer, a Restricted Subsidiary or a Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust funds for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

            SECTION 2.5. Holder Lists

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA Section 312(a).

            SECTION 2.6. Transfer And Exchange

            (a) Transfer and Exchange of Global Notes.

            A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if (i) the Issuer delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary or (ii) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to
(x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or
(ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

            (b) Transfer and Exchange of Beneficial Interests in the Global
Notes.

            The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the initial purchasers of the Notes). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
      Section 2.6(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)
      (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a
            beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                  (B) if the transferee will take delivery in the form of a
            beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

            (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

            (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

            Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

            (c) Transfer or Exchange of Beneficial Interests for Definitive
Notes.

                  (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a
            Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to the
            Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuer shall execute and the Trustee shall upon receipt of an Authentication Order authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall at the expense of the Issuer deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.


                  (ii) Notwithstanding Sections 2.6(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

            (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private

Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

            (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuer shall execute and the Trustee shall upon receipt of an Authentication Order authenticate and (at the expense of the Issuer) deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall (at the expense of the Issuer) deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall not bear the Private Placement Legend.

            (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
            (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause
            (C) above, the Regulation S Global Note.

                  (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (1) the Registrar receives the following:

            (2) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

            (3) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      Upon satisfaction of the conditions of any of the subparagraphs in this
      Section 2.6(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

            (e) Transfer and Exchange of Definitive Notes for Definitive Notes.

            Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

                  (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule
            904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

            (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
(1)(d) thereof; or

            (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

            (f) Exchange Offer.

            Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the New Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and (at the expense of the Issuer) deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

            (g) Legends.

            The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) Private Placement Legend.

            (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

      THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS

      OF THE SECURITIES ACT OR SUCH OTHER SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND
      (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS
      NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE SECURITIES.

            (B) Notwithstanding the foregoing, any Global Note or Definitive
Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii),
(d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

      "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.7 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND
      (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER."

                  (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

      "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

            (h) Cancellation and/or Adjustment of Global Notes.

            At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

            (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 hereof or upon receipt of a written request of the Registrar.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.9, 4.10, 4.15 and 9.5 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section
      2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

            SECTION 2.7. Replacement Notes

            If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Note.

            Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

            SECTION 2.8. Outstanding Notes

            The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 3.7(b) hereof.

            If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

            If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

            SECTION 2.9. Treasury Notes

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

            SECTION 2.10. Temporary Notes

            Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.

            Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes in exchange for any temporary Notes.

            Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

            SECTION 2.11. Cancellation

            The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Upon the Issuer's written request, certification of the destruction of all canceled Notes shall be delivered (at the expense of the Issuer) to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

            SECTION 2.12. Defaulted Interest

            If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

            SECTION 2.13. CUSIP Numbers

            The Issuer in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders, provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in CUSIP numbers.

            In the event that the Issuer shall issue and the Trustee shall authenticate any Additional Notes pursuant to this Indenture, the Issuer shall use its best efforts to obtain the same CUSIP number for such Additional Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Additional Notes is determined, pursuant to an Opinion of Counsel, to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Issuer may obtain a CUSIP number for such series of Additional Notes that is different from the CUSIP number printed on the Notes then outstanding.

                                  ARTICLE III

                            REDEMPTION AND PREPAYMENT

            SECTION 3.1. Notices To Trustee

            If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

            SECTION 3.2. Selection of Notes to be Redeemed

            If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

            The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

            SECTION 3.3. Notice of Redemption

            Subject to the provisions of Section 3.9 and Section 4.15 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

            The notice shall identify the Notes to be redeemed and shall state:

            (a) the redemption date;

            (b) the redemption price;

            (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

            (d) the name and address of the Paying Agent;

            (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

            (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

            SECTION 3.4. Effect of Notice of Redemption

            Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

            SECTION 3.5. Deposit of Redemption Price

            At or prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

            If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

            SECTION 3.6. Notes Redeemed in Part

            Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

            SECTION 3.7. Optional Redemption

            (a) Except as set forth in clause (b) of this Section 3.7, the Issuer shall not have the option to redeem the Notes pursuant to this Section
3.7 prior to December 15, 2006. Thereafter, the Issuer shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:


         YEAR                                          REDEMPTION PRICE
         ----                                          ----------------
         2006....................................         104.000%

         2007....................................         102.667%

         2008....................................         101.333%

         2009 and thereafter.....................         100.000%


            (b) Notwithstanding the provisions of clause (a) of this Section 3.7, at any time prior to December 15, 2004, the Issuer may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 108% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Issuer or with the net cash proceeds of one or more Equity Offerings by Cott that are contributed to the Issuer as common equity capital; provided that at least 65% of the aggregate principal amount of Notes issued under this Indenture remain outstanding immediately after each occurrence of such redemption; and provided further, that each such redemption shall occur within 45 days of the date of the closing of such Equity Offering.

            (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

            SECTION 3.8. Mandatory Redemption

            Except as set forth in Sections 3.9, 4.10 and 4.15, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

            SECTION 3.9. Offer to Purchase by Application of Excess Proceeds.

            In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

            The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

            If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

            Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first class mail, a written notice to the Trustee and to each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

            (a) that the Asset Sale Offer is being made pursuant to this Section
3.9 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

            (b) the Offer Amount, the purchase price and the Purchase Date;

            (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

            (d) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

            (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

            (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect

Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

            (g) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

            (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

            On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.9. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

            Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                                   ARTICLE IV

                                    COVENANTS

            SECTION 4.1. Payment of Notes

            The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than Cott, the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. New York City Time on the due date money deposited by the

Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, then due. The Issuer shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

            The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

            SECTION 4.2. Maintenance of Office or Agency

            The Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3.

            SECTION 4.3. Reports

            (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding and irrespective of whether the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective by the Commission, Cott shall furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations: (i) all quarterly and annual financial reports on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Cott's certified independent accountants; and (ii) all current reports required to be filed with the Commission on Form 8-K.

            If Cott has designated any of its Subsidiaries as Unrestricted Subsidiaries with combined net assets exceeding 5% of Cott's consolidated net assets, then the quarterly and annual financial information required by the preceding paragraph shall include or be accompanied by a reasonably detailed presentation of the financial condition and results of operations of Cott and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Cott.

            In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, Cott shall file a copy of all of the information and reports referred to in clauses
(i) and (ii) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

            (b) Cott, the Issuer and the other Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            SECTION 4.4. Compliance Certificate

            (a) The Issuer and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal quarter, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal quarter has been made under the supervision of the signing Officers with a view to determining whether the Issuer and each Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer or applicable Guarantor, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer or such Guarantor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer or applicable Guarantor, as the case may be, is taking or proposes to take with respect thereto.

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3(a) above shall be accompanied by a written statement of the Issuer's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuer has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable, directly or indirectly, to any Person for any failure to obtain knowledge of any such violation.

            (c) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

            SECTION 4.5. Taxes

            Cott shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

            SECTION 4.6. Stay, Extension and Usury Laws

            Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 4.7. Restricted Payments

            Cott shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of Cott's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Cott or any of its Restricted Subsidiaries) or to the direct or indirect holders of Cott's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Cott or to Cott or a Restricted Subsidiary of Cott); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Cott) any Equity Interests of Cott or any direct or indirect parent of Cott; (iii) make any voluntary or optional payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Guarantees; or (iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

            (b) Cott would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9; and

            (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Cott and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses
(ii) through (vii) and (ix) of the next succeeding paragraph), is less than the sum, without duplication, of: (i) 50% of the Consolidated Net Income of Cott for the period (taken as one accounting period) from October 1, 2001 to the end of Cott's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by Cott or a Restricted Subsidiary since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Cott (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Cott or a Restricted Subsidiary that have been converted into or exchanged for such Equity Interests of Cott (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Cott), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or any loan or advance is repaid for cash, the cash return of capital (including cash dividends to the extent not included in the Consolidated Net Income) with respect to such Restricted Investment (less the cost of disposition, if any), plus (iv) to the extent that an entity in which Cott or a Restricted Subsidiary has made an Investment using amounts under this paragraph (c) thereafter becomes a Restricted Subsidiary, the fair market value of Cott's Investment in such entity as of the date it becomes a Restricted Subsidiary, plus (v) to the extent that any Unrestricted Subsidiary of Cott is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (a) the fair market value of Cott's Investment in such Subsidiary as of the date of such redesignation or (b) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

            So long as no Default or Event of Default (except with respect to clauses (ii), (v), (vii) and (viii) below) has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit: (i) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness which is subordinated to Cott, the Issuer or any other Guarantor or of any Equity Interests of Cott in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of Cott) of, Equity Interests of Cott (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness which is subordinated to the Notes or the Guarantees of Cott, the Issuer or any other Guarantor with the Net Cash Proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend or other distribution by a Restricted Subsidiary of Cott to the holders of its Equity Interests so long as the Company or such Restricted Subsidiary receives at least its share of such dividend or distribution in accordance with its Equity Interests; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Cott or any Restricted Subsidiary held by any member of Cott's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement or program or other employee benefit plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.5 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $3.5 million in any calendar year); (vi) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; provided that (x) the assets of such Restricted Subsidiary immediately prior to such designation consists only of operations in the United Kingdom, (y) the total assets of such Restricted Subsidiary less all liabilities of such Restricted Subsidiary (other than liabilities for which Cott, the Issuer or any Restricted Subsidiary will be liable immediately after such designation) is less than 15% of Cott's total consolidated assets less total consolidated liabilities (on the most recently available quarterly or annual consolidated balance sheet of Cott prepared in conformity with GAAP), provided further, that the net assets of such Restricted Subsidiary may exceed 15% of Cott's net assets to the extent that Cott would be permitted to make a Restricted Payment in an amount equal to such excess and (z) immediately prior to and after giving effect to such designation, Cott could incur at least $1 of additional Indebtedness under the first paragraph under Section 4.9 as if the Fixed Charge Coverage Ratio were 2.75 to 1; (vii) the conversion of any preferred stock of Cott into common Equity Interests of Cott; (viii) cash dividends on the Convertible Participating Voting Second Preferred Shares Series 1 of Cott paid in accordance with terms thereof on the date of this Indenture in the event the maximum number of shares of common stock that may be issued upon conversion thereof is reached, in an amount not to exceed $6.0 million in any one year; and (ix) other Restricted Payments in an aggregate amount since the date of this Indenture not to exceed $25.0 million.

            The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Cott or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. If the fair market value of any assets or securities that are required to be valued by this
Section 4.7 exceeds $15.0 million, such transaction will be approved by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee; provided that the Board of Directors' approval in the event of a Restricted Payment that is not an Investment must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $15.0 million. Not later than the date of making any Restricted Payment in excess of $15.0 million, Cott shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

            The Board of Directors of Cott may designate any Restricted Subsidiary other than the Issuer to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, the aggregate fair market value of all outstanding Investments by Cott and its Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under this Section 4.7 or the definition of "Permitted Investments" as determined by Cott. Such designation will only be permitted if the Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

            Any designation of a Subsidiary of Cott as an Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the terms of the Indenture governing the designation of Unrestricted Subsidiaries and was permitted by this
Section 4.7. If, at any time, any Unrestricted Subsidiary (other than Northeast Finco Inc. or any of its Subsidiaries) fails to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture. Any Indebtedness of such Restricted Subsidiary that has ceased to be an Unrestricted Subsidiary pursuant to the preceding sentence shall be deemed to be incurred by a Restricted Subsidiary of Cott as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9, Cott shall be in default of such covenant. In addition, in the event Cott or any of its Restricted Subsidiaries enters into a transaction with Northeast Finco Inc. or any of its Subsidiaries such that the holders of Indebtedness of Northeast Finco Inc. or any of its Subsidiaries have recourse to Cott and its Restricted Subsidiaries as a result of such transaction, Cott and its Restricted Subsidiaries shall be deemed to be in default under Section 4.9. The Board of Directors of Cott may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Cott of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.9 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (ii) no Default or Event of Default would be in existence following such designation.

            SECTION 4.8. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

            Cott shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions on its Capital Stock to Cott or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Cott or any of its Restricted Subsidiaries; (ii) make loans or advances to Cott or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to Cott or any of its Restricted Subsidiaries, except for:

            (a) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

            (b) this Indenture, the Notes and the Guarantees;

            (c) applicable law;

            (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by Cott or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

            (e) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

            (f) purchase money obligations for property (real or personal, tangible and intangible) acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (iii) of the preceding paragraph;

            (g) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

            (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (i) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

            (j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements;

            (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

            (l) Indebtedness permitted to be incurred by Foreign Restricted Subsidiaries under Section 4.9; provided that all such restrictions in the aggregate restrict no more than 10% of the Consolidated Cash Flow of Cott and its Restricted Subsidiaries; and

            (m) any Credit Facilities of Cott, the Issuer or a Guarantor in effect after the date of this Indenture that are permitted to be incurred by this Indenture, to the extent its provisions are substantially no more restrictive with respect to such dividend, distribution or other payment restriction and loan or investment restriction than those contained in the Credit Agreement as in effect on the date of this Indenture.

            SECTION 4.9. Incurrence of Indebtedness and Issuance of Preferred Stock

            Cott shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and Cott and the Issuer shall not issue any Disqualified Stock and shall not permit any of their Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Cott, the Issuer and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), Cott and the Issuer may issue Disqualified Stock and Restricted Subsidiaries of Cott that are Guarantors may issue preferred stock, if the Fixed Charge Coverage Ratio for Cott's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four quarter period; provided further that no more than $50.0 million of Indebtedness under this paragraph may be incurred by Restricted Subsidiaries that are not Guarantors so long as such Restricted Subsidiaries are Foreign Restricted Subsidiaries.

            The first paragraph of this Section 4.9 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

            (i) the incurrence by Cott, the Issuer and any Restricted Subsidiary of additional Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the face amount thereunder) not to exceed the greater of (a) $225.0 million and (b) the sum of (x) 80% of the net book value of the non-Affiliate accounts receivable of the Person incurring such Indebtedness and its Restricted Subsidiaries and (y) 50% of the total Eligible Inventory of the Person incurring such Indebtedness and its Restricted Subsidiaries, in each case determined in accordance with GAAP, less in either case, the aggregate amount of commitment reductions resulting from the application of proceeds from Asset Sales since the date of this Indenture; provided, however, that no more than $50.0 million of Indebtedness under this clause (i) may be incurred by Restricted Subsidiaries that are not Guarantors so long as such Restricted Subsidiaries are Foreign Restricted Subsidiaries;

            (ii) the incurrence by Cott and its Restricted Subsidiaries of Existing Indebtedness;

            (iii) the incurrence by Cott, the Issuer and the Guarantors of Indebtedness represented by the Notes in an aggregate principal amount of up to $275.0 million outstanding on the date of this Indenture and the related Guarantees to be issued on the date of this Indenture and the Exchange Notes and the related Guarantees to be issued pursuant to the Registration Rights Agreement;

            (iv) the incurrence by Cott, the Issuer and any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment or other assets used in or acquired in connection with the business of Cott, the Issuer or any Restricted Subsidiary, in an aggregate principal amount not to exceed $75.0 million at any time outstanding; provided, however, that no more than $50.0 million of Indebtedness under this clause (iv) may be incurred by Restricted Subsidiaries that are not Guarantors so long as such Restricted Subsidiaries are Foreign Restricted Subsidiaries;

            (v) the incurrence by Cott or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (ii), (iii), (iv), (v), or (x) of this paragraph;

            (vi) the incurrence by Cott or any of its Restricted Subsidiaries of intercompany Indebtedness or issuance of Disqualified Stock or preferred stock between or among Cott and any of its Restricted Subsidiaries; provided, however, that: (a) if Cott, the Issuer or any Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or the Guarantees, in the case of a Guarantor; and (b) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Cott or a Restricted Subsidiary of Cott and (2) any sale or other transfer of any such Indebtedness to a Person that is not either Cott or a Restricted Subsidiary of Cott, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Cott or such Restricted Subsidiary, as the case may be, that was not permitted by this clause
(vi);

            (vii) the incurrence by Cott or any of its Restricted Subsidiaries of (a) Hedging Obligations, (b) Indebtedness in respect of performance, surety or appeal bonds in the ordinary course of business or (c) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Cott or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of Cott (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by Cott or any Restricted Subsidiary in connection with such disposition;

            (viii) the guarantee by Cott, the Issuer or any of the Guarantors of Indebtedness of Cott or any Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.9;

            (ix) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.9; provided, in each such case, that the amount thereof is included in Fixed Charges of Cott as accrued; and

            (x) the incurrence by Cott or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x), not to exceed $50.0 million.

            For purposes of determining compliance with this Section 4.9 in the event that an item of proposed Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above as of the date of incurrence thereof, or is entitled to be incurred pursuant to the first paragraph of this Section 4.9 as of the date of incurrence thereof, Cott shall be permitted to classify or later classify (or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this Section 4.9 and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

            SECTION 4.10. Asset Sales

            Cott shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless: (i) Cott (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; (ii) for each Asset Sale where consideration exceeds $7.5 million, such Asset Sale is approved by Cott's Board of Directors and evidenced by a Board Resolution; and (iii) at least 75% of the consideration therefore received in the Asset Sale by Cott or such Restricted Subsidiary, as the case may be, is in the form of cash provided that the following shall be deemed to be cash for purposes of this provision: amount of
(x) any liabilities, as shown on Cott's or such Restricted Subsidiary's most recent balance sheet, of Cott or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Cott or such Restricted Subsidiary from further liability; and (y) any securities, notes or other obligations received by Cott or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by Cott or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

            Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Cott or such Restricted Subsidiary shall apply such Net Proceeds at its option: (i) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly permanently reduce the commitments with respect thereto; (ii) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business; (iii) to make a capital expenditure; or (iv) to acquire other long-term assets that are used or useful in a Permitted Business; provided, that Cott or the Restricted Subsidiary shall have complied with clause (ii),

(iii) or (iv) if, within 360 days of such Asset Sale, Cott or the Restricted Subsidiary shall have commenced the expenditure or acquisition, or entered into a binding agreement with respect to the expenditure or acquisition in compliance with clause (ii), (iii) or (iv), and that expenditure or acquisition is completed within a date one year and six months after the date of the Asset Sale; and provided further that if any such expenditure or acquisition is abandoned after the date that is one year after the Asset Sale, Cott or the Restricted Subsidiary will immediately apply the Net Proceeds in accordance with clause (i) above.

            Pending the final application of any Net Proceeds, Cott may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

            Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second preceding paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall be required to make an offer (an "Asset Sale Offer") to all Holders of Notes and to the extent required by the terms of other senior subordinated Indebtedness to all holders of other senior subordinated Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such senior subordinated Indebtedness with the proceeds from any Asset Sale ("Pari Passu Notes") to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and such Pari Passu Notes plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture and the agreements governing the Pari Passu Notes, as applicable. To the extent that the aggregate amount of Notes and Pari Passu Notes tendered pursuant to an Asset Sale Offer, is less than the Excess Proceeds, Cott may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Notes surrendered by holders thereof or lenders, collectively exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Notes to be purchased pro rata based on the aggregate principal amount of tendered Notes and Pari Passu Notes. Upon completion of such offer to purchase the amount of Excess Proceeds shall be reset at zero.

            The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes and Pari Passu Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue thereof.

            SECTION 4.11. Transactions With Affiliates

            Cott shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of any such person (each of the foregoing, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to Cott or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Cott or such Restricted Subsidiary with an unrelated Person; and (ii) Cott delivers to the Trustee: (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a Board Resolution set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to Cott, the Issuer or Restricted Subsidiary, as applicable, of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing provided that none of the following shall be deemed to be Affiliate Transactions: (i) any employment agreement entered into by Cott or any of its Restricted Subsidiaries in the ordinary course of business; (ii) transactions between or among Cott and/or its Restricted Subsidiaries; (iii) transactions with a Person that is an Affiliate of Cott or an Affiliate of a Restricted Subsidiary solely because Cott or such Restricted Subsidiary controls such Person; (iv) payment of reasonable directors fees; (v) sales of Equity Interests (other than Disqualified Stock) of Cott; (vi) Restricted Payments that are permitted by Section 4.7; (vii) any payments or other transactions pursuant to any tax-sharing agreement between Cott and any other Person with which Cott files a consolidated tax return or with which Cott is part of a consolidated group for tax purposes; (viii) sales of inventory to, or other ordinary course transactions with, a joint venture or business combination in which Cott or a Restricted Subsidiary is an equity holder or other party; provided that the aggregate amount of all such transactions or series of related transactions do not exceed $7.5 million in any fiscal year; and (ix) agreements entered into with Permitted Holders in existence as of the date of this Indenture.

            SECTION 4.12. Liens

            Cott shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Liens securing obligations among Cott or any of its Restricted Subsidiaries) that secures obligations under any Indebtedness which is pari passu with or subordinated to the Notes or the Guarantees, unless the notes and the Guarantees are equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien.

            SECTION 4.13. Business Activities

            Cott and its Restricted Subsidiaries, taken as a whole, will not, as a primary business line, engage in any business other than Permitted Businesses.

            SECTION 4.14. Corporate Existence

            Subject to Article V hereof, Cott and the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of their respective Significant Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Cott, the Issuer and their respective Significant Subsidiaries; provided, however, that Cott and the Issuer shall not be required to preserve the corporate, partnership or other existence of any of their respective Significant Subsidiaries, if Cott and the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of Cott, the Issuer and their respective Subsidiaries, taken as a whole.

            SECTION 4.15. Offer to Repurchase Upon Change of Control Triggering Event

            (a) Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described in this Section 4.15 (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control Triggering Event, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes on the date specified in such notice (the "Change of Control Payment Date"), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of this Section, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions hereunder by virtue of such conflict.

            (b) On a Change of Control Payment Date, the Issuer shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this Section 4.15, but in any event within 90 days following a Change of Control Triggering Event, Cott, the Issuer and the other Guarantors will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.15. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            The Change of Control provisions described above shall be applicable whether or not other provisions of this Indenture are applicable.

            (c) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

            SECTION 4.16. No Senior Subordinated Debt

            The Issuer shall not incur, create, issue, assume, guarantee or otherwise become liable directly or indirectly for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the Issuer and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Guarantee.

            SECTION 4.17. Additional Subsidiary Guarantees

            If Cott or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture, then that newly acquired or created Domestic Subsidiary shall become a Guarantor and execute a supplemental indenture in the form of Exhibit D; provided, however, that the foregoing shall not apply to subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries.

            SECTION 4.18. Payments for Consent

            Cott shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

            SECTION 4.19. Sale and Leaseback Transactions

            Cott shall not, and shall not permit of its Restricted Subsidiaries to, enter into any sale and leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby Cott or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which Cott or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

            The foregoing restriction shall not apply to any sale-leaseback transaction if (i) the lease secures or relates to industrial revenue or pollution control bonds; (ii) the transaction is between Cott and a Restricted Subsidiary or between Restricted Subsidiaries; or (iii) such sale and leaseback transaction complied with Section 4.10.

                                   ARTICLE V

                                   SUCCESSORS

            SECTION 5.1. Merger, Consolidation, or Sale or Lease of Assets i) Neither Cott nor the Issuer shall, directly or indirectly, (1) consolidate or merge with or into (whether or not Cott or the Issuer, as the case may be, is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Cott or the Issuer, as the case may be, and their respective Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person unless (i) either (a) Cott or the Issuer, as the case may be, is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than Cott or the Issuer, as the case may be,) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia or, in the case of Cott, Canada or any province thereof; (ii) the Person formed by or surviving any such consolidation or merger (if other than Cott or the Issuer, as the case may be) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Cott or the Issuer, as the case may be, under the Registration Rights Agreement, the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before and after such transaction no Default or Event of Default shall have occurred; and (iv) Cott or the Issuer, as the case may be, or the Person formed by or surviving any such consolidation or merger (if other than Cott or the Issuer, as the case may be), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, immediately after such transfer after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof.

            Neither Cott nor the Issuer shall directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

            (a) A Guarantor that is a Subsidiary of Cott shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, unless:

            (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

            (2) either:

                  (a) the Person acquiring the property in any such sale or
            disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture in the form attached as Exhibit D hereto; or

                  (b) the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.0.

            The Guarantee of a Guarantor that is a Subsidiary of Cott will be released:

            (1) in connection with any sale or other disposition of al or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Cott, if the sale or other disposition complies with Section 4.10; or

            (2) in connection with any sale of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Cott, if the sale complies with Section 4.10;

            (3) upon Legal Defeasance or Covenant Defeasance in accordance with
Article VIII;

            (4) if Cott designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

            (5) if such Guarantor has no assets and Cott wishes to dissolve such Guarantor.

            SECTION 5.2. Successor Corporation Substituted

            Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of Cott or the Issuer in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which Cott or the Issuer is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the "Issuer", as the case may be, shall refer instead to the successor corporation and not to Cott or the Issuer, as the case may be), and may exercise every right and power of such entity under this Indenture with the same effect as if such successor Person had been named as such entity herein; provided, however, that the predecessor entity shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the assets of Cott or the Issuer, as the case may be, that meets the requirements of Section 5.1 hereof.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.1. Events of Default

            An "Event of Default" occurs if:

            (a) the Issuer defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes and such default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article X hereof;

            (b) the Issuer defaults in the payment when due of principal of or premium, if any, on the Notes, whether or not such payment is prohibited by the provisions of Article X hereof;

            (c) Cott or any of its Restricted Subsidiaries fail to comply with any of the provisions of Section 4.7, Section 4.15 or Section 5.1 hereof;

            (d) Cott or any of its Restricted Subsidiaries fail for 30 days after notice to the Issuer from the Trustee or to the Issuer and the Trustee from the Holders of at least 25% in principal amount of the Notes then outstanding to comply with the provisions of Sections 3.9, 4.9 or 4.10;

            (e) Cott or any of its Restricted Subsidiaries fail to observe or perform any other covenant or other agreement in this Indenture or the Notes for 60 days after notice to the Issuer from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

            (f) Cott or any of its Restricted Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Cott or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Cott or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $10.0 million or more;

            (g) Cott or any of its Restricted Subsidiaries fail to pay final judgments aggregating in excess of $10.0 million which judgments are not paid, discharged or stayed for a period of 60 days;

            (h) Cott, the Issuer or any other Restricted Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (i) commence a voluntary case,

                  (ii) consent to the entry of an order for relief against them in an involuntary case,

                  (iii) consent to the appointment of a Custodian of them or for all or substantially all of their property,

                  (iv) make a general assignment for the benefit of their creditors, or

                  (v) generally are not paying their debts as they become due;
      or

            (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, and the order or decree remains unstayed and in effect for 60 consecutive days, that:

                  (i) is for relief against Cott, the Issuer or any other Restricted Subsidiary in an involuntary case;

                  (ii) appoints a Custodian of Cott, the Issuer or any other Restricted Subsidiary or for all or substantially all of the property of the Issuer or any of its Subsidiary; or

                  (iii) orders the liquidation of Cott, the Issuer or any other Restricted Subsidiary; or

            (j) except as permitted by this Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Guarantee.

            SECTION 6.2. Acceleration

            If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Issuer and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.1 hereof occurs with respect to Cott or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived, and (iii) the Issuer has paid to the Trustee all amounts due to Trustee pursuant to Section 7.7.

            The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event or Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

            In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 15, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Notes prior to December 15, 2006, then a premium equal to the interest rate on the Notes shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

            The Issuer is required to deliver to the Trustee annually a written statement regarding compliance with this Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a written statement specifying such Default or Event of Default.

            SECTION 6.3. Other Remedies

            If an Event of Default occurs and is continuing, the Trustee, in its sole discretion, may pursue any available remedy to collect the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

            SECTION 6.4. Waiver of Past Defaults

            Subject to Section 6.2, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

            SECTION 6.5. Control by Majority

            Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action consistent with this Indenture relating to any such direction.

            SECTION 6.6. Limitation on Suits

            A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

            (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

            (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of security and indemnity; and

            (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

            A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

            SECTION 6.7. Rights of Holders of Notes to Receive Payment

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.8. Collection Suit By Trustee

            If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuer for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7.

            SECTION 6.9. Trustee May File Proofs of Claim

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with this Indenture. To the extent that the payment of any such reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with this Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a perfected, first priority Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, and such Lien in favor of a predecessor Trustee shall be senior to the Lien in favor of the current Trustee. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 6.10. Priorities

            If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all reasonable compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

            Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

            SECTION 6.11. Undertaking for Costs

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VII

                                     TRUSTEE

            SECTION 7.1. Duties of Trustee

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)   this paragraph does not limit the effect of paragraph
      (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c), (e) and (f) of this Section.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered and, if requested, provided to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            SECTION 7.2. Rights of Trustee

            (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered and, if requested, provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

            (g) No permissive right of the Trustee to act hereunder shall be construed as a duty.

            (h) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate, an Opinion of Counsel, or both.

            (i) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of such Default of Event of Default or (2) written notice of such Default or Event or Event of Default shall have been given to the Trustee by the Issuer or by any Holder of the Notes.

            SECTION 7.3. Individual Rights of Trustee

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

            SECTION 7.4. Trustee's Disclaimer

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Registration Rights Agreement; it shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

            SECTION 7.5. Notice of Defaults

            If a Default or Event of Default occurs and is continuing and if the Trustee receives written notice thereof, the Trustee shall (at the expense of the Issuer) mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

            SECTION 7.6. Reports by Trustee to Holders of The Notes

            Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall (at the expense of the Issuer) mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

            A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

            SECTION 7.7. Compensation and Indemnity

            The Issuer and each Guarantor jointly and severally agree to pay to the Trustee from time to time compensation as agreed upon by the Trustee and the Issuer, and, in the absence of any such agreement, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Guarantors shall reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Issuer and each Guarantor shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuer, the Guarantors or any Holder or any other person) or liability in connection with, relating to, or arising out of (i) the exercise or performance of any of its powers or duties hereunder, or in connection herewith, and (ii) the validity, invalidity, adequacy or inadequacy of this Indenture, the Subsidiary Guarantees, the Notes or the Registration Rights Agreement, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuer and the Guarantors promptly of any claim for which it intends to seek indemnity. Failure by the Trustee to so notify the Issuer and the Guarantors shall not relieve the Issuer and the Guarantors of their obligations hereunder. The Issuer and the Guarantors may defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer and the Guarantors shall pay the fees and expenses of such counsel. The Issuer and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

            The obligations of the Issuer and the Guarantors to the Trustee under this Indenture shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

            To secure the Issuer's and the Guarantors' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

            SECTION 7.8. Replacement of Trustee

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may by a Board Resolution remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10 hereof;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a Custodian as defined in Article VI or public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after receiving a written request by any Holder of a Note who has been a bona fide Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

            SECTION 7.9. Successor Trustee by Merger, etc.

            If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent, as the case may be.

            SECTION 7.10. Eligibility; Disqualification

            There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that together with its direct parent, if any, or in the case of a corporation included in a bank holding Issuer system, its related bank holding Issuer, has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall be subject to TIA Section 310(b).

            SECTION 7.11. Preferential Collection of Claims Against Issuer

            The Trustee shall be subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

            SECTION 7.12. Other Capacities

            All references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as any Agent, to the extent acting in such capacities, and every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as any Agent.

                                  ARTICLE VIII

               DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

            SECTION 8.1. Option to Effect Legal Defeasance or Covenant Defeasance; Discharge

            (a) The Issuer may, at its option and at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes and the Guarantees upon compliance with the conditions set forth below in this Article VIII.

            (b) The Issuer may terminate its obligations (and the obligations of any Guarantor in respect of the Guarantees) under the Notes and this Indenture (except those obligations referred to in the penultimate paragraph of this Section 8.1(b)) if all such Notes thereto authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment cash in United States dollars has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, as provided in Section 8.6, or discharged from such trust) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder, or if (i) either (x) pursuant to Article III, the Issuer shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (y) all Notes have otherwise become due and payable hereunder or will become due and payable within one year, (ii) the Issuer or any Guarantor shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, cash in United States dollars in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such deposit to the payment of said principal, premium, if any, interest and Liquidated Damages, if any, with respect to the Notes; (iii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer, any Guarantor or any or their respective Restricted Subsidiaries is a party or by which any of such parties is bound;
(iv) the Issuer or any Guarantor shall have paid all other sums payable by it hereunder; and (v) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Issuer or any Guarantor.

            Notwithstanding the foregoing paragraph, the Issuer's (and any Guarantor's) obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 7.7, 8.6 and
8.7 shall survive with respect to the Notes until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.8. After the Notes are not longer outstanding, the Issuer's obligations in Sections 7.7, 8.6 and 8.7 shall survive.

            (c) After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations (and the obligations of any Guarantors in respect of Guarantees of the Notes) under the Notes and this Indenture with respect to the Notes except for those surviving obligations specified above.

            SECTION 8.2. Legal Defeasance and Discharge

            Upon the Issuer's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and to have each Guarantor's obligations discharged with respect to its Guarantee on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Issuer's obligations with respect to such Notes under Article II and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee and any Agent hereunder and the Issuer's and Guarantors' obligations in connection therewith, including, without limitation, Article VII and Section 8.5 and 8.7 hereunder, and (d) this Article
VIII. Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

            SECTION 8.3. Covenant Defeasance

            Upon the Issuer's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuer and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.3, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, and 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.4 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant

Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(d) through 6.1(f) hereof shall not constitute Events of Default.

            SECTION 8.4. Conditions to Legal or Covenant Defeasance

            The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (b) in the case of an election under Section 8.2 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 8.3 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.1(h) or 6.1(i) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which Cott or any of its Restricted Subsidiaries is bound;

            (f) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that (subject to customary qualifications and assumptions) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (g) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others;

            (h) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that, subject to customary assumptions and exclusions, all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

            (i) the Trustee shall have received such other documents, assurances and Opinions of Counsel as the Trustee shall have reasonably required.

            SECTION 8.5. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions

            Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent), to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Issuer and the Guarantors jointly and severally agree to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

            SECTION 8.6. Repayment to Issuer

            Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be promptly repaid to the Issuer.

            SECTION 8.7. Reinstatement

            If the Trustee or Paying Agent is unable to apply any United States dollars or noncallable Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted by such court or governmental authority to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

            SECTION 9.1. Without Consent of Holders of Notes

            Notwithstanding Section 9.2 of this Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Guarantees or the Notes without the consent of any Holder of a Note:

            (a) to cure any ambiguity, defect or inconsistency;

            (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article II hereof (including the related definitions) in a manner that does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect any Holder;

            (c) to provide for the assumption of the obligations of the Issuer, Cott or any other Guarantor to the Holders of the Notes by a successor to the Issuer, Cott or any Guarantor pursuant to Article V hereof;

            (d) to add additional Guarantees with respect to the Notes, including any new Guarantee Agreements;

            (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

            (f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

            Upon the request of the Issuer accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

            SECTION 9.2. With Consent of Holders of Notes

            Except as provided below in this Section 9.2, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes), and, subject to Sections
6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no waiver or amendment to this Indenture may make any change in the provisions of Sections 3.9, 4.10 or 4.15 hereof that, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affects the rights of any Holder of Notes. In addition, any amendment to the provisions of Article X hereof will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of the Notes. Section 2.8 hereof shall determine which Notes are considered to be "outstanding" for purposes of this
Section 9.2.

            Upon the request of the Issuer accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

            It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.2 may not (with respect to any Notes held by a non-consenting Holder):

            (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.9, 4.10 and 4.15 hereof;

            (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

            (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

            (e) make any Note payable in money other than that stated in the Notes;

            (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes;

            (g) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described in Sections 3,9, 4.10 and 4.15);

            (h) release any Guarantor from any of the obligations under its Guarantee or their Indentures, except in accordance with the terms of this Indenture; or

            (i) make any change in the foregoing amendment and waiver provisions.

            SECTION 9.3. Compliance With Trust Indenture Act

            Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

            SECTION 9.4. Revocation and Effect of Consents

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

            SECTION 9.5. Notation on or Exchange of Notes

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

            SECTION 9.6. Trustee to Sign Amendments, etc.

            The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.4 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                   ARTICLE X

                                  SUBORDINATION

            SECTION 10.1. Agreement to Subordinate

            The Issuer agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full, in cash or Cash Equivalents, of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

            SECTION 10.2. Certain Definitions

            "Representative" means the administrative agent, indenture trustee or other agent, trustee or representative for any Senior Debt.

            A "distribution" may consist of cash, securities or other property, by set off or otherwise.

            SECTION 10.3. Liquidation; Dissolution; Bankruptcy

            Upon any distribution to creditors of the Issuer in a liquidation or dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property, in an assignment for the benefit of creditors or any marshaling of the Issuer's assets and liabilities:

            (1) holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not such claim is allowed under applicable law) before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive and retain (i) Permitted Junior Securities and (ii) payments made from any defeasance trust created pursuant to Section 8.1 hereof); and

            (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full, in cash or Cash Equivalents, any distribution to which Holders of Notes would be entitled but for this Article X shall be made to holders of Senior Debt (except that Holders of Notes may receive and retain (i) Permitted Junior Securities and (ii) payments made from any defeasance trust created pursuant to Section 8.1 hereof), as their interests may appear.

            SECTION 10.4. Default on Designated Senior Debt

            The Issuer may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (i) Permitted Junior Securities and (ii) payments made from any defeasance trust created pursuant to Section 8.1 hereof) if:

                  (i) a default in the payment of any principal of, premium, if any, or interest with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

                  (ii)  a default, other than a payment default defined in
      Section 10.4(i), on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from the Issuer or the holders of any Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the commencement of the effectiveness of the immediately prior Payment Blockage Notice and all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of at least 90 days.

            The Issuer may and shall resume payments on and distributions in respect of the Notes and may acquire them, if this Article X otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition, upon the earlier of:

            (1) in the case of a default referred to in Section 10.4(i) hereof, the date upon which such default is cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full in cash, or

            (2) in the case of a default referred to in Section 10.4(ii) hereof, the earlier of (i) the date on which such default is cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full in cash or (ii) 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

            SECTION 10.5. Acceleration of Securities

            If payment of the Securities is accelerated because of an Event of Default, the Issuer shall promptly notify holders of Senior Debt of the acceleration.

            SECTION 10.6. When Distribution Must Be Paid Over

            In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when such payment is prohibited by Section 10.4 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

            With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Issuer or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article X, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

            SECTION 10.7. Notice by Issuer

            The Issuer shall promptly notify in writing the Trustee and the Paying Agent of any facts known to the Issuer that would cause a payment of any Obligations with respect to the Notes to violate this Article X, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article X.

            SECTION 10.8. Subrogation

            After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article X to holders of Senior Debt that otherwise would have been made to Holders of Notes shall not be, as between the Issuer and Holders, a payment by the Issuer on the Notes.

            SECTION 10.9. Relative Rights

            This Article X defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

            (1) impair, as between the Issuer and Holders of Notes, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

            (2) affect the relative rights of Holders of Notes and creditors of the Issuer other than their rights in relation to holders of Senior Debt; or

            (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

            If the Issuer fails because of this Article X to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

            SECTION 10.10. Subordination May Not Be Impaired by Issuer Or Guarantors

            No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes or the related Guarantees shall be impaired by any act or failure to act by the Issuer, any Guarantor or any Holder or by the failure of the Issuer, any Guarantor or any Holder to comply with this Indenture.

            SECTION 10.11. Distribution or Notice to Representative

            Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

            Upon any payment or distribution of assets of the Issuer referred to in this Article X, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

            SECTION 10.12. Article X Not To Prevent Events of Default or Limit Right To Accelerate

            The failure to make a payment in respect of the Notes, whether directly or pursuant to any Guarantee, by reason of any provision in this
Article X shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this Article X shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes or to make a claim for payment under any Guarantee.

            SECTION 10.13. Rights of Trustee and Paying Agent

            Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article X. Only the Issuer or a Representative may give the notice. Nothing in this Article X shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

            The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

            SECTION 10.14. Authorization to Effect Subordination

            Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article X, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.9 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

            SECTION 10.15. Amendments

            The provisions of this Article X shall not be amended or modified without the written consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

            SECTION 10.16. Trustee's Compensation Not Prejudiced

            Nothing in this Article X shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                   ARTICLE XI

                                   GUARANTEEs

            SECTION 11.1. Unconditional Guarantees

            Each Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Note authenticated by the Trustee and to the Trustee and its successors and assigns that: the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes and all other obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 11.3. Without limiting any other obligation of Cott hereunder, Cott also unconditionally guarantees the Guarantee of each other Guarantor hereunder. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that the Guarantees will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by the Issuer or any Guarantor to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Article VI for the purpose of the Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall become due and payable by each Guarantor for the purpose of the Guarantees.

            SECTION 11.2. Severability

            In case any provision of this Article XI shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 11.3. Limitation of Guarantor's Liability

            Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the Guarantees not constitute fraudulent transfers or conveyances for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under the Guarantees shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor pursuant to Section 11.4, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

            SECTION 11.4. Contribution

            In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantees such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 11.3, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Issuer's obligations with respect to the Notes or any other Guarantor's obligations under the Guarantees, as the case may be.

            SECTION 11.5. Additional Subsidiary Guarantees

            If Cott or any of its Restricted Subsidiaries shall acquire or create another Domestic Subsidiary after the date of this Indenture, or if any Restricted Subsidiary becomes a Domestic Subsidiary after the date of this Indenture, then such newly acquired or created Domestic Subsidiary shall execute a supplemental indenture providing for its Guarantee, in accordance with the terms hereof; provided, that all Restricted Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance herewith shall not be subject to the requirements of this covenant for so long as they continue to constitute Unrestricted Subsidiaries.

            SECTION 11.6. Subordination of Subrogation and Other Rights

            Each Guarantor hereby agrees that any claim against the Issuer that arises from the payment, performance or enforcement of such Guarantor's obligations under the Guarantees or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

            SECTION 11.7. Additional Amounts

            In connection with Cott's Guarantee of the Notes, any amounts to be paid by Cott under its Guarantee shall be paid without deduction or withholding for or on account of any and all present or future tax, duty, assessment or governmental charge imposed upon or as a result of such payment by the Government of Canada, or any province or other political subdivision or taxing authority thereof or therein, or if deduction or withholding of any such tax, duty, assessment or charge shall at any time be required by or on behalf of the Government of Canada or any such province, political subdivision or taxing authority, Cott shall pay such additional amount in respect of principal and interest as may be necessary in order that the net amounts paid to the Holders of the Notes or the Trustee, as the case may be, pursuant to the Guarantee after such deduction or withholding shall not be less than the amount provided for in the Notes to be then due and payable; except that no such additional amount shall be payable in respect of any Notes to any holder (1) who is subject to such tax, duty, assessment or governmental charge in respect of the notes by reason of his being connected with Canada otherwise than merely by the holding or ownership of the Notes, or (2) who is not dealing at arm's length with Cott (within the meaning of the Income Tax Act (Canada) as reenacted or amended from time to time), or (3) with respect to any estate, inheritance, gift, sales, transfer, personal property or any other similar tax, duty, assessment or governmental charge, or (4) with respect to any tax, duty, assessment or governmental charge payable otherwise than by withholding payments in respect of the notes, or (5) with respect to any combination of the above.


                                   ARTICLE XII

                           SUBORDINATION OF GUARANTEEs

            SECTION 12.1. Agreement to Subordinate.

            Each Guarantor agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Guarantees is subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full, in cash or Cash Equivalents, of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

            SECTION 12.2. Certain Definitions

            "Representative" means the administrative agent, indenture trustee or other agent, trustee or representative for any Senior Debt.

            A "distribution" may consist of cash, securities or other property, by set-off or otherwise.

            SECTION 12.3. Liquidation; Dissolution; Bankruptcy

            Upon any distribution to creditors of a Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, in an assignment for the benefit of creditors or any marshaling of such Guarantor's assets and liabilities:

            (1) holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not such claim is allowed under applicable law) before Holders of the Notes shall be entitled to receive any payment with respect to the Guarantees (except that Holders may receive and retain (i) Permitted Junior Securities and (ii) payments made from any defeasance trust created pursuant to Section 8.1 hereof); and

            (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full, in cash or Cash Equivalents, any distribution to which Holders of Notes would be entitled but for this Article XII shall be made to holders of Senior Debt (except that Holders of Notes may receive and retain (i) Permitted Junior Securities and (ii) payments made from any defeasance trust created pursuant to Section 8.1 hereof), as their interests may appear.

            SECTION 12.4. Default on Designated Senior Debt

            The Guarantors may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Guarantees and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (i) Permitted Junior Securities and (ii) payments made from any defeasance trust created pursuant to Section 8.1 hereof) if:

                  (i) a default in the payment of any principal of, premium, if any, or interest with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

                  (ii)  a default, other than a payment default defined in
      Section 12.4(i), on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the

      Trustee receives a notice of the default (a "Payment Blockage Notice") from a Guarantor or the holders of any Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the commencement of the effectiveness of the immediately prior Payment Blockage Notice and all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of at least 90 days.

            The Guarantors may and shall resume payments on and distributions in respect of the Notes and may acquire them, if this Article XII otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition, upon the earlier of:

            (1) in the case of a default referred to in Section 12.4(i) hereof, the date upon which such default is cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full in cash, or

            (2) in the case of a default referred to in Section 12.4(ii) hereof, the earlier of (i) the date on which such default is cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full in cash or (ii) 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

            SECTION 12.5. Acceleration of Securities

            If payment on the Guarantees is required because of an Event of Default, the applicable Guarantor shall promptly notify holders of Senior Debt of the acceleration.

            SECTION 12.6. When Distribution Must Be Paid Over

            In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Guarantees at a time when such payment is prohibited by Section 12.4 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

            With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Guarantors or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article XII, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

            SECTION 12.7. Notice by the Guarantors

            The Guarantors shall promptly notify in writing the Trustee and the Paying Agent of any facts known to the Guarantors that would cause a payment of any Obligations with respect to the Guarantees to violate this Article XII, but failure to give such notice shall not affect the subordination of the Guarantees to the Senior Debt as provided in this Article XII.

            SECTION 12.8. Subrogation

            After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article XII to holders of Senior Debt that otherwise would have been made to Holders of Notes shall not be, as between the Guarantors and Holders, a payment by the Guarantors on the Notes.

            SECTION 12.9. Relative Rights

            This Article XII defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

            (1) impair, as between the Guarantors and Holders of Notes, the obligation of the Guarantors to pay on the Guarantees in accordance with their terms;

            (2) affect the relative rights of Holders of Notes and creditors of the Guarantors other than their rights in relation to holders of Senior Debt; or

            (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

            If a Guarantor fails because of this Article XII to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

            SECTION 12.10. Subordination May Not Be Impaired by Guarantors

            No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Guarantees shall be impaired by any act or failure to act by any Guarantor or any Holder or by the failure of any Guarantor or any Holder to comply with this Indenture.

            SECTION 12.11. Distribution or Notice to Representative

            Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

            Upon any payment or distribution of assets of a Guarantor referred to in this Article XII, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

            SECTION 12.12. Article XII Not To Prevent Events of Default or Limit Right To Accelerate

            The failure to make a payment in respect of any Guarantee, by reason of any provision in this Article XII shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this Article XII shall have any effect on the right of the Holders or the Trustee to make a claim for payment under any Guarantee.

            SECTION 12.13. Rights of Trustee and Paying Agent

            Notwithstanding the provisions of this Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article XII. Only the Issuer, a Guarantor or a Representative may give the notice. Nothing in this Article XII shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.7 hereof.

            The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

            SECTION 12.14. Authorization to Effect Subordination

            Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article XII, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.9 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

            SECTION 12.15. Amendments

            The provisions of this Article XII shall not be amended or modified without the written consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

            SECTION 12.16. Trustee's Compensation Not Prejudiced

            Nothing in this Article XII shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.


                                  ARTICLE XIII

                                  MISCELLANEOUS

            SECTION 13.1. Trust Indenture Act Controls

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 31 8(c), the imposed duties shall control.

            SECTION 13.2. Notices

            Any notice or communication by the Issuer, the Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address

            If to the Issuer, Cott and/or any Guarantor:

                  Cott Corporation
                  207 Queen's Quay West
                  Suite 340
                  Toronto, Ontario M5J 1A7, Ontario
                  Canada
                  Attention: Mark Halperin
                  (Facsimile: 416-203-3898)

                  With a copy (which shall not constitute notice) to:

                  Drinker Biddle & Reath LLP
                  1 Logan Square
                  18th and Cherry Streets
                  Philadelphia, PA 19103
                  Attention: H. John Michel, Esq.
                  (Facsimile: 215-988-2757)


                  If to the Trustee:

                  HSBC Bank USA
                  452 Fifth Avenue
                  New York, NY 10018
                  Attention: Issuer Services
                  (Facsimile: 212-525-1300)

            The Issuer, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; provided that a facsimile received after 5 pm in the time zone of the recipient or on a non-Business Day shall be deemed to have been received on the next Business Day; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except for notices or communications to the Trustee, which shall be effective only upon actual receipt thereof.

            If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

            SECTION 13.3. Communication by Holders of Notes With Other Holders Of Notes

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

            SECTION 13.4. Certificate and Opinion as to Conditions Precedent

            Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of such counsel, such action is authorized or permitted by this Indenture and all such conditions precedent and covenants have been satisfied.

            SECTION 13.5. Statements Required in Certificate or Opinion

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

            SECTION 13.6. Rules by Trustee and Agents

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

            SECTION 13.7. No Personal Liability of Directors, Officers, Employees and Shareholders

            No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

            SECTION 13.8. Governing Law

            THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 13.9. Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Indenture, Cott submits to the non-exclusive jurisdiction of any federal or appropriate state court in the State of New York in any suit or proceeding brought by the Trustee (whether in its individual capacity or in its capacity or capacity as Trustee), consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to either Cott or Cott Beverages Inc. at the address set forth in this Indenture or at such other address of which the Trustee shall have been notified.

            To the extent that Cott has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Cott hereby irrevocably waives such immunity in respect of its obligations under this Indenture and its Guarantee, to the extent permitted by law.

            SECTION 13.10. Conversion of Currency. Cott covenants and agrees that the following provisions shall apply to conversion of currency in the case of its Guarantee and this Indenture:

            (a)   (a)   If for the purposes of obtaining judgment in, or
      enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the "judgment currency") an amount due in United States Dollars, then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

                  (i) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of endorsement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, Cott will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in United States Dollars originally due.

            (b) In the event of the winding-up of Cott at any time while any amount or damages owing under its Guarantee and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, Cott shall indemnify and hold the Holders of Notes and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between
(1) the date as of which the equivalent of the amount in United States Dollars due or contingently due under the Notes and this Indenture (other than under this Subsection calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b) the final date for the filing of proofs of claim in the winding-up of Cott shall be the date fixed by the liquidator or other wise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of Cott may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

            (c) The obligations contained in Subsections (a)(ii) and (b) of this
Section 13.10 shall constitute separate and independent obligations of Cott from its other obligations under its Guarantee and this Indenture, shall give rise to separate and independent causes of action against Cott, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under Subsection
(b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by Cott or its liquidator. In the case of Subsection (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

            (d) The term "rate(s) of exchange" shall mean the rate of exchange quoted by the Canadian Imperial Bank of Commerce at its central foreign exchange desk in its main office in Toronto at 12:00 noon (Toronto time) on the relevant date for purchases of United States dollars with the judgment currency other than United States Dollars referred to in Subsections (a) and (b) above and includes any premiums and costs of exchange payable.

            SECTION 13.11. Currency Equivalent. Except as otherwise provided in this Indenture, for purposes of the construction of the terms of this Indenture or of Cott's Guarantee, in the event that any amount is stated herein in the currency of one nation (the "First Currency"), as of any date such amount shall also be deemed to represent the amount in the currency of any other relevant nation (the "Other Currency") which is required to purchase such amount in the First Currency at the rate of exchange quoted by the Canadian Imperial Bank of Commerce at its central foreign exchange desk in its main office in Toronto at 12:00 noon (Toronto time) on the date of determination.

            SECTION 13.12. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any be affected or impaired thereby.

            SECTION 13.13. Counterpart Originals. The parties may sign any number of copies of this Indenture or the Notes. Each signed copy shall be an original, but all of them together represent the same agreement.

            SECTION 13.14. Table of Contents, Headings, Etc. Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

Dated as of December 21, 2001

                                        COTT BEVERAGES INC.


                                        By:_______________________________
                                           Name:
                                           Title:


                                        COTT CORPORATION


                                        By:_______________________________
                                           Name:
                                           Title:


                                        COTT HOLDINGS INC.


                                        By:_______________________________
                                           Name:
                                           Title:


                                        COTT USA CORP.


                                        By:_______________________________
                                           Name:
                                           Title:

                                        COTT VENDING INC.


                                        By:_______________________________
                                           Name:
                                           Title:


                                        INTERIM BCB, LLC


                                        By:_______________________________
                                           Name:
                                           Title:

                                        CONCORD HOLDING GP INC.


                                        By:_______________________________
                                           Name:
                                           Title:


                                        CONCORD HOLDING LP INC.


                                        By:_______________________________
                                           Name:
                                           Title:


                                        CONCORD BEVERAGE LP



                                        By:_______________________________
                                           Name:
                                           Title:


                                        HSBC BANK USA, as Trustee



                                        By:_______________________________
                                           Name:
                                           Title:

                                   EXHIBIT A-1

                                 (Face of Note)

            [INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO
                        THE PROVISIONS OF THE INDENTURE]

         [INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO
                        THE PROVISIONS OF THE INDENTURE]

                                                           CUSIP/CINS
                                                                      ----------

                      8% SENIOR SUBORDINATED NOTES DUE 2011


No.                                                                  $
   ---------                                                          ----------

                               COTT BEVERAGES INC.


promises to pay to CEDE & Co., as nominee of The Depository Trust Company, or registered assigns, the principal sum of
                                         ---------------------------------------

Dollars on December 15, 2011.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Dated:

                                    COTT BEVERAGES INC.


                                    BY:
                                       ---------------------------
                                       Name:
                                       Title:

                                    BY:
                                       ---------------------------
                                       Name:
                                       Title:


This is one of the Global Notes referred to in the within-mentioned Indenture:

HSBC BANK USA,
as Trustee

By:
   --------------------------
   Authorized Officer




                                     A-1-1

                                 (Back of Note)

                      8% Senior Subordinated Notes due 2011

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. INTEREST. Cott Beverages Inc. (the "Issuer"), a Georgia corporation, promises to pay interest on the principal amount of this Note at 8% per annum from December 21, 2001 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuer shall pay interest and Liquidated Damages, if any, semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2002. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as herein defined) with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuer maintained for such purpose within the City and State of New York, or, at the option of the Issuer, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that all payments of principal, premium, if any, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. PAYING AGENT AND REGISTRAR. Initially, HSBC BANK USA, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer, any wholly owned Subsidiary of Cott Corporation, a Canada Corporation ("Cott"), or any Guarantor may act in any such capacity.

            4. INDENTURE. The Issuer issued the Notes under an Indenture dated as of December 21, 2001, as amended or supplemented from time to time ("Indenture"), among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express


                                     A-1-2
provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuer limited to $500.0 million in aggregate principal amount.

            The payment of principal of, and premium, if any, and interest on, and other Obligations evidenced by, the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all present and future Senior Debt (as defined in the Indenture) of the Issuer. Each Holder of this Note, by accepting the same, (i) agrees to such provisions, (ii) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (iii) appoints the Trustee to act as attorney-in-fact for any and all such purposes.

            5.    OPTIONAL REDEMPTION. (a) Except as set forth in subparagraph
(b) of this Paragraph 5, the Notes will not be redeemable at the Issuer's option prior to December 15, 2006. Thereafter, the Notes will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

            YEAR                                     REDEMPTION PRICE
            2006.................................        104.000%
            2007.................................        102.667%
            2008.................................        101.333%
            2009 and thereafter..................        100.000%

            (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to December 15, 2004, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 108% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Issuer or with the net cash proceeds of one or more Equity Offerings by Cott that are contributed to the Issuer as common equity capital; provided that at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after each occurrence of such redemption; and provided further that each such redemption shall occur within 45 days of the date of the closing of such Equity Offering.

            6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

            7. REPURCHASE AT OPTION OF HOLDER. (a) Upon the occurrence of a Change of Control Triggering Event, the Issuer shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control Triggering Event, the Issuer will mail a notice to each Holder describing the transaction or transactions that constituted the Change of Control Triggering Event and offering to repurchase Notes on the date specified in such notice (the "Change of Control Payment Date"), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.


                                     A-1-3

            (b) If Cott or a Restricted Subsidiary consummates any Asset Sale for which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall be required to commence an offer (an "Asset Sale Offer") to all Holders of Notes and to all holders of Pari Passu Notes pursuant to Section 3.9 and Section 4.10 of the Indenture to purchase the maximum principal amount of Notes and Pari Passu Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture and the agreements governing the Pari Passu Notes, as applicable. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and Pari Passu Notes tendered in such Asset Sale Offer surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Notes to be purchased pro rata based on the aggregate principal amount of tendered Notes and Pari Passu Notes. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

            8. NOTICE OF REDEMPTION. Notice of redemption will be mailed by the Trustee at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

            9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

            10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

            11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the obligations of Cott, the Issuer or any other Guarantor to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the assets of the Issuer, Cott or any other Guarantor, to add additional guarantees with respect to the Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

            12. DEFAULTS AND REMEDIES. An "Event of Default" occurs if: (i) the Issuer defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes


                                     A-1-4
and such default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article X of the Indenture; (ii) the Issuer defaults in the payment when due of principal of or premium, if any, on the Notes, whether or not such payment is prohibited by the provisions of Article X of the Indenture; (iii) Cott or any of its Restricted Subsidiaries fail to comply with any of the provisions of Sections 4.7, 4.15 or 5.1 of the Indenture;
(iv) Cott or any of its Restricted Subsidiaries fail for 30 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with the provisions of Sections 3.9, 4.9 or
4.10 of the Indenture; (v) Cott or any of its Restricted Subsidiaries fail to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Notes for 60 days after written notice to Cott by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (vi) Cott or any of its Restricted Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Cott or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Cott or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $10.0 million or more at any one time; (vii) Cott or any of its Restricted Subsidiaries fail to pay final judgments aggregating at any one time in excess of $10.0 million which judgments are not paid, discharged or stayed for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to Cott, the Issuer or any of their Restricted Subsidiaries; or (ix) except as permitted by the Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of a Guarantor, denies or disaffirms its obligations under its Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Cott, the Issuer or any Restricted Subsidiary, all outstanding Notes shall be due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may in writing direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest. In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 15, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Notes prior to December 15, 2006, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on or Liquidated Damages, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.



                                     A-1-5

            13. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or any Guarantor or its Affiliates, as if it were not the Trustee.

            14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of Cott or the Issuer, as such, shall have any liability for any obligations of Cott or the Issuer or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

            15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, each Holder of Restricted Global Notes and Restricted Definitive Notes shall have all the rights of such Holder set forth in the Registration Rights Agreement, dated as of December 21, 2001, among the Issuer, the Guarantors, Lehman Brothers Inc. and the other initial purchasers (the "Registration Rights Agreement").

            18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            19. GUARANTEES. This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders. Any payment under the Guarantees is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all present and future Senior Debt (as defined in the Indenture) of the applicable Guarantor.

            The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

            Cott Corporation
            207 Queen's Quay West
            Suite 340
            Toronto, Ontario Canada M5J 1A7
            Attention: Vice President - Treasurer

            20. COUNTERPARTS. This Note may be executed by one or more of the parties to this Note on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.



                                     A-1-6

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:
     ----------

                              Your signature:
                              (Sign exactly as your name appears on the face of this Note)

                              Tax Identification No.:


                              SIGNATURE GUARANTEE:


                              ---------------------------

                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                     A-1-7

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

            [ ] Section 4.10     [ ] Section 4.15

            If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________


Date:
     --------------

                              Your signature:
                              (Sign exactly as your name appears on the face of this Note)

                              Tax Identification No.:

                              SIGNATURE GUARANTEE:


                              --------------------------

                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                     A-1-8

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1)

            The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                       Principal
                      Amount of                          Amount        Signature of
                     decrease in      Amount of      of this Global     authorized
                      Principal        increase           Note           officer
                       Amount        in Principal    following such   of Trustee or
                   of this Global   Amount of this    decrease (or         Note
Date of Exchange        Note         Global Note        increase)       Custodian
----------------   --------------   --------------   --------------   -------------







----------
(1) This should be included only if the Note is issued in global form.


                                     A-1-9

                                   EXHIBIT A-2

                  (Face of Regulation S Temporary Global Note)

            THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.



                                     A-2-1

                                                         CUSIP/CINS
                                                                    ------------

                      8% SENIOR SUBORDINATED NOTES DUE 2011


No.                                                                  $
   ------                                                             ----------

                               COTT BEVERAGES INC.


promises to pay to CEDE & Co., as nominee of The Depositary Trust Company or registered assigns, the principal sum of
                                         ---------------------------------------

Dollars on December 15, 2011.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Dated:

                                    COTT BEVERAGES INC.


                                    BY:
                                       ---------------------------
                                       Name:
                                       Title:

                                    BY:
                                       ---------------------------
                                       Name:
                                       Title:


This is one of the Global Notes referred to in the within-mentioned Indenture:

HSBC BANK USA,
as Trustee

By:
   -------------------------
      Authorized Officer



                                     A-2-2

                  (Back of Regulation S Temporary Global Note)

                      8% Senior Subordinated Notes due 2011

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. INTEREST. Cott Beverages Inc. (the "Issuer"), a Georgia corporation, promises to pay interest on the principal amount of this Note at 8% per annum from December 21, 2001 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuer shall pay interest and Liquidated Damages, if any, semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2002. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

            2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as herein defined) with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuer maintained for such purpose within the City and State of New York, or, at the option of the Issuer, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that all payments of principal, premium, if any, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. PAYING AGENT AND REGISTRAR. Initially, HSBC BANK USA, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer, any wholly owned Subsidiary of Cott Corporation, a Canada Corporation ("Cott"), or any Guarantor may act in any such capacity.

            4. INDENTURE. The Issuer issued the Notes under an Indenture dated as of December 21, 2001, as amended or supplemented from time to time ("Indenture"), among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made


                                     A-2-1
part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuer limited to $500.0 million in aggregate principal amount.

            The payment of principal of, and premium, if any, and interest on, and other Obligations evidenced by, the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all present and future Senior Debt (as defined in the Indenture) of the Issuer. Each Holder of this Note, by accepting the same, (i) agrees to such provisions, (ii) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (iii) appoints the Trustee to act as attorney-in-fact for any and all such purposes.

            5.    OPTIONAL REDEMPTION. (a) Except as set forth in subparagraph
(b) of this Paragraph 5, the Notes will not be redeemable at the Issuer's option prior to December 15, 2006. Thereafter, the Notes will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

            YEAR                                     REDEMPTION PRICE
            2006.................................         104.000%
            2007.................................         102.667%
            2008 ................................         101.333%
            2009 and thereafter..................         100.000%

            (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to December 15, 2004, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 108% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Issuer or with the net cash proceeds of one or more Equity Offerings by Cott that are contributed to the Issuer as common equity capital; provided that at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after each occurrence of such redemption; and provided further that each such redemption shall occur within 45 days of the date of the closing of such Equity Offering.

            6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

            7. REPURCHASE AT OPTION OF HOLDER. (a) Upon the occurrence of a Change of Control Triggering Event, the Issuer shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control Triggering Event, the Issuer will mail a notice to each Holder describing the transaction or transactions that constituted the Change of Control Triggering Event and offering to repurchase Notes on the date specified in such notice (the "Change of Control Payment Date"), which date shall be no earlier than 30 days and no later than 60 days from the


                                     A-2-2
date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

            (b) If Cott or a Restricted Subsidiary consummates any Asset Sale for which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall be required to commence an offer (an "Asset Sale Offer") to all Holders of Notes and to all holders of Pari Passu Notes pursuant to Section 3.9 and Section 4.10 of the Indenture to purchase the maximum principal amount of Notes and Pari Passu Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture and the agreements governing the Pari Passu Notes, as applicable. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and Pari Passu Notes tendered in such Asset Sale Offer surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Notes to be purchased pro rata based on the aggregate principal amount of tendered Notes and Pari Passu Notes. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

            8. NOTICE OF REDEMPTION. Notice of redemption will be mailed by the Trustee at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

            9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

            This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article II of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

            10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

            11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the


                                     A-2-3
obligations of Cott, the Issuer or any other Guarantor to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the assets of the Issuer, Cott or any other Guarantor, to add additional guarantees with respect to the Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

12. DEFAULTS AND REMEDIES. An "Event of Default" occurs if: (i) the Issuer defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes and such default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article X of the Indenture; (ii) the Issuer defaults in the payment when due of principal of or premium, if any, on the Notes, whether or not such payment is prohibited by the provisions of Article X of the Indenture; (iii) Cott or any of its Restricted Subsidiaries fail to comply with any of the provisions of Sections 4.7, 4.15 or
5.1 of the Indenture; (iv) Cott or any of its Restricted Subsidiaries fail for 30 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with the provisions of Sections 3.9, 4.9 or 4.10 of the Indenture; (v) Cott or any of its Restricted Subsidiaries fail to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Notes for 60 days after written notice to Cott by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (vi) Cott or any of its Restricted Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Cott or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Cott or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $10.0 million or more at any time; (vii) Cott or any of its Restricted Subsidiaries fail to pay final judgments aggregating at any time in excess of $10.0 million which judgments are not paid, discharged or stayed for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to Cott, the Issuer or any of their Restricted Subsidiaries; or (ix) except as permitted by the Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of a Guarantor, denies or disaffirms its obligations under its Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Cott, the Issuer or any Restricted Subsidiary, all outstanding Notes shall be due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may in writing direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest. In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 15, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Notes prior to December 15, 2006, then the premium specified in the Indenture shall also become immediately due and payable to the extent


                                     A-2-4
permitted by law upon the acceleration of the Notes. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on or Liquidated Damages, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            13. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

            14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of Cott or the Issuer, as such, shall have any liability for any obligations of Cott, the Issuer or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

            15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, each Holder of Restricted Global Notes and Restricted Definitive Notes shall have all the rights of such Holder set forth in the Registration Rights Agreement, dated as of December 21, 2001, among the Issuer, the Guarantors, Lehman Brothers Inc. and the other initial purchasers ( the "Registration Rights Agreement").

            18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            19. GUARANTEES. This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders. Any payment under the Guarantees is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all present and future Senior Debt (as defined in the Indenture) of the applicable Guarantor.

            The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:



                                     A-2-5

            Cott Corporation
            207 Queen's Quay West
            Suite 340
            Toronto, Ontario Canada M5J 1A7
            Attention:  Vice President-Treasurer

            20. COUNTERPARTS. This Note may be executed by one or more of the parties to this Note on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.







                                     A-2-6

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.



--------------------------------------------------------------------------------



Date:
      ------------

                              Your signature:
                              (Sign exactly as your name appears on the face of this Note)

                              Tax Identification No.:


                              SIGNATURE GUARANTEE:


                              -------------------------------

                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                     A-2-7

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

            [ ] Section 4.10     [ ] Section 4.15

            If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $_________

Date:
      -----------------

                              Your signature:
                              (Sign exactly as your name appears on the face of this Note)

                              Tax Identification No.:

                              SIGNATURE GUARANTEE:


                              -------------------------------------

                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                     A-2-8

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

            The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:


                                                       Principal Amount
                      Amount of         Amount of       of this Global
                     decrease in        increase             Note            Signature of
                   Principal Amount    in Principal     following such    authorized officer
                    of this Global    Amount of this     decrease (or     of Trustee or Note
Date of Exchange        Note            Global Note        increase)           Custodian
----------------   ----------------   --------------   ----------------   ------------------









                                     A-2-9

                                    EXHIBIT B
                         FORM OF CERTIFICATE OF TRANSFER

Cott Beverages Inc.
5405 Cypress Center Drive
Suite 100
Tampa, Florida  33607


HSBC Bank USA
452 Fifth Avenue
New York, NY 10018
Attn: Issuer Services


            Re: 8% Senior Subordinated Notes due 2011

            Reference is hereby made to the Indenture, dated as of December 21, 2001 (the "Indenture"), among Cott Beverages Inc. (the "Issuer"), the Guarantors, and HSBC Bank USA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            __________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $____ in such Note[s] or interests (the "Transfer"), to ______ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE TEMPORARY REGULATION S GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

            (b) [ ] such Transfer is being effected to the Issuer or a subsidiary thereof;

                                       or

            (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

            (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by ( 1) a certificate executed by the Transferee and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

            (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                    ---------------------------
                                    [Insert Name of Transferor]


                                    By:
                                       ------------------------
                                       Name:
                                       Title:
Dated:       ,
       ------  ---

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

      (a)   [ ] a beneficial interest in the:

            (i)   [ ] 144A Global Note (CUSIP _____), or

            (ii)  [ ] Regulation S Global Note (CUSIP _____), or

            (iii) [ ] IAI Global Note (CUSIP _____); or

      (b)   [ ] a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

      (a)   [ ] a beneficial interest in the:

            (i)   [ ] 144A Global Note (CUSIP _____), or

            (ii)  [ ] Regulation S Global Note (CUSIP _____), or

            (iii) [ ] a IAI Global Note (CUSIP _____), or

            (iv)  [ ] Unrestricted Global Note (CUSIP _____); or

      (b)   [ ] a Restricted Definitive Note; or

      (c)   [ ] an Unrestricted Definitive Note,

            in accordance with the terms of the Indenture.

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

Cott Beverages Inc.
5405 Cypress Center Drive
Suite 100
Tampa, Florida  33607

HSBC BANK USA
452 Fifth Avenue
New York, NY 10018
Attn: Issuer Services


            Re: 8% Senior Subordinated Notes due 2011

                          (CUSIP ____________________)

            Reference is hereby made to the Indenture, dated as of December 21, 2001 (the "Indenture"), among Cott Beverages Inc. (the "Issuer"), the Guarantors, and HSBC BANK USA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $______ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

            (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

            (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

            (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, [ ] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.



                                    ---------------------
                                    [Insert Name of Owner]

                                    By:
                                       -------------------
                                    Name:
                                    Title:


Dated:       ,
      -------  ---

                                    EXHIBIT D
                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

            SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _______________, among _______________ (the "Guaranteeing Subsidiary"), a subsidiary of Cott Corporation (or its permitted successor), a Canadian corporation ("Cott"), Cot Beverages Inc., as Issuer, the other Guarantors (as defined in the indenture referred to herein) and HSBC BANK USA, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

            WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 21, 2001 providing for the issuance of an aggregate principal amount of up to $500.0 million of 8% Senior Subordinated Notes due 2011 (the "Notes");

            WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary of Cott shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer's Obligations under the Notes and the Indenture on the terms and conditions set forth herein; and

            WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

            1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            2. INDENTURE PROVISION PURSUANT TO WHICH GUARANTEE IS GIVEN. This Supplemental Indenture is being executed and delivered pursuant to Section 4.17 or 11.5 of the Indenture.

            3. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

            (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated by the Trustee and to the Trustee and its successors and assigns that the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes, if any, and all other obligations of the Issuer to the Holders or the Trustee under the Indenture or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, subject, however, to the limitations set forth in Section 11.3 of the Indenture.

            (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any


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
                  action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

            (c) The Guaranteeing Subsidiary hereby waives: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

            (d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

            (e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by the Issuer or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            (f) The Guaranteeing Subsidiary agrees that any claim against the Issuer that arises from the payment, performance or enforcement of the Guaranteeing Subsidiary's obligations under this Guarantee or the Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of the Guaranteeing Subsidiary shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in the Indenture.

            (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

            (h) The Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantees, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 11.3 of the Indenture, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Issuer's obligations with respect to the Notes or any other Guarantor's obligations under the Guarantees, as the case may be.

            (i) The obligations of the Guaranteeing Subsidiary under this Guarantee shall be limited to the extent set forth in Section
                  11.3 of the Indenture.

            (j) This Guarantee inures to the benefit of and is enforceable by the Trustee, the Holders and their successors, transferees and assigns.

            4. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantees.

            5. MERGER, CONSOLIDATION, OR SALE OR LEASE OF ASSETS. The Guaranteeing Subsidiary shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another Person (other than the Issuer or another Guarantor) except in accordance with Section 5.1(b) of the Indenture. This Guarantee will be released in accordance with Section 5.1(b) of the Indenture.

            6. SUBORDINATION OF GUARANTEE. The Guaranteeing Subsidiary agrees that the Indebtedness evidenced by this Guarantee is subordinated in right of payment, to the extent and in the manner provided in Article XII of the Indenture, to the prior payment in full, in cash or Cash Equivalents, of all Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

            7. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer, Cott or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

            8. FEES AND EXPENSES. The Guaranteeing Subsidiary hereby agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Guarantees.

            9. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            10. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            11. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

            12. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:           ,
       ----------  -----

                                    [Guaranteeing Subsidiary]

                                    By:
                                       --------------------------------
                                       Name:
                                       Title:


                                    HSBC BANK USA, as Trustee


                                    By:
                                       --------------------------------
                                       Name:
                                       Title:







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